Exhibit 10.12

Dated: 12th May, 2008

EMPORIKI BANK OF GREECE S.A.
(as Bank)

- and -

CHRISTOS MARITIME CORPORATION and
COSTIS MARITIME CORPORATION
(as joint and several Borrowers)

LOAN AGREEMENT NO. 190/2008
for a secured floating interest rate
loan facility of up to US$150,000,000

THEO V. SIOUFAS & CO.
LAW OFFICES
13, Defteras Merarchias Street
185 35 Piraeus
Greece

THIS AGREEMENT No. 190 is dated 12th May, 2008 and made BETWEEN:

(1)

EMPORIKI BANK OF GREECE S.A., a banking company duly incorporated under the laws of Greece, having its registered office at 11, Sofokleous Street, Athens, Greece, acting for the purposes of this Agreement through its office at 114 Kolokotroni Street, Piraeus, Greece (the “Bank”); and

(2)	(a) CHRISTOS MARITIME CORPORATION, a company duly incorporated in the Republic of Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia (the “Christos Borrower”); and

(b) COSTIS MARITIME CORPORATION, a company duly incorporated in the Republic of Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia (the “Costis Borrower”),

as joint and several borrowers (hereinafter together called the “Borrowers” and singly a “Borrower”);

AND IT IS HEREBY AGREED as follows:

1.	AMOUNT, PURPOSE, DEFINITIONS AND INTERPRETATION

1.1	Amount and Purpose

This Agreement sets out the terms and conditions upon and subject to which it is agreed that the Bank will make available to the Borrowers on a joint and several basis by up to two Advances a term loan of up to One hundred and fifty million Dollars ($150,000,000) as follows:

(a)

Tranche A in an amount up to the lesser of (i) 80% of the charter-free Market Value of the SEALAND WASHINGTON based on a valuation obtained in accordance with Clause 8.10(c) prior to the Drawdown Date to which such Tranche relates and (ii) Seventy five million Dollars ($75,000,000) and shall be used for the purpose of financing part of the Market Value of such Vessel (the “Tranche A”); and

(b)

Tranche B in an amount up to the lesser of (i) 80% of the charter-free Market Value of the SEALAND NEW YORK based on a valuation obtained in accordance with Clause 8.10(c) prior to the Drawdown Date to which such Tranche relates and (ii) Seventy five million Dollars ($75,000,000) and shall be used for the purpose of financing part of the Market Value of such Vessel (the “Tranche B”).

1.2	Definitions

In this Agreement, unless the context otherwise requires, each term or expression defined in the recital of the parties and in this Clause shall have the meaning given to it in the recital of the parties and in this Clause and:

“Account Pledge Agreement” means an agreement to be entered into between the Borrowers and the Bank for the creation of a pledge over the Earnings Accounts in favour of the Bank, in form and substance satisfactory to the Bank;

“Advance” means each borrowing of a portion of the Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing;

“Agreed Rate” means a rate agreed between the Bank and the Borrowers on the basis of which (instead of LIBOR) the interest rate is determined pursuant to Clause 3.6;

“A.P. Møller-Maersk Charterparty” in relation to a Vessel means the time charter entered in connection with such Vessel between the Owner thereof and A.P. Møller-Maersk A/S, of Denmark, as charterer, expiring in the case of SEALAND WASHINGTON on 24th July, 2014 and in the case of SEALAND NEW YORK on 8th April, 2014, at a hire of $30,000 (minus 0.75% commission) per day (together the “A.P. Møller-Maersk Charterparties”);

“Approved Charterparty” in relation to a Vessel means any time charterparty entered or to be entered in connection with such Vessel between the Owner thereof and a first-class charterer acceptable to the Bank, with rates and terms acceptable to the Bank and with a minimum duration of twelve (12) months, and includes the A.P. Møller-Maersk Charterparties;

“Availability Period” means the period starting on the date hereof and ending on 31st May, 2008 or, until such later date as the Bank may agree in writing or on such earlier date (if any), (i) on which the whole Commitment has (or - in case that the Commitment has been agreed in Clause 2.3 to be advanced in more than one Advance - all Advances have) been advanced by the Bank to the Borrowers, or (ii) on which the Borrowers cancel the whole of the undrawn Commitment under Clause 2.7 or (iii) on which the Commitment is reduced to zero pursuant to Clauses 9.10 or 12.1, 12.2 or any other clause of this Agreement;

“Bank” means the Bank as specified in the beginning of this Agreement and includes its successors and assigns;

“Banking Day” means any day on which banks and foreign exchange markets in New York, London, Athens and Piraeus and in each country or place in or at which an act is required to be done under this Agreement are open for the transaction of business of the nature contemplated in this Agreement;

“Borrowed Money” means Indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities, (iv) deferred payments for assets or services acquired, (v) rental payments under leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (i) to (vi) above;

“Borrowers” means the Christos Borrower and the Costis Borrower as specified at the beginning of this Agreement;

“Charterparty Assignment” means the assignment of each of the A.P. Møller-Maersk Charterparties and any other Approved Charterparty, executed or (as the context may require) to be executed by a Borrower in favour of the Bank, in form satisfactory to the Bank as the same may from time to time be amended and/or supplemented and respective notices of any such assignment addressed to the relevant charterer (to be served upon the occurrence of an Event of Default) and, in such case, endorsed with an acknowledgement of receipt by the relevant charterer and/or, at the discretion of the Bank, copy of irrevocable instructions of the relevant Owner to the charterer (to be served upon the occurrence of an Event of Default) for the payment of the hire to the Bank and/or a copy of the charter with appropriate irrevocable notation;

“Commitment” means the amount which the Bank agreed to lend to the Borrowers under Clause 2.1 as reduced by any relevant term of this Agreement;

“Commitment Letter” means the Commitment Letter dated 6th May, 2008 addressed by the Bank to the Christos Borrower and the Costis Borrower;

“Confirmation” means a Confirmation exchanged, or deemed exchanged, between the Bank and the Borrowers as contemplated by the Master Agreement;

“Corporate Guarantee” means a guarantee given or, as the context may require, to be given by the Corporate Guarantor in form and substance satisfactory to the Bank as security for the Outstanding Indebtedness and any and all other obligations of the Borrowers under this Agreement and the Master Agreement;

“Corporate Guarantor” means COSTAMARE INC., a company incorporated in and existing under the laws of the Republic of Marshall Islands;

“Credit Support Document” means any document described as such in the Master Agreement and, where the context permits, any other document referred to in any Credit Support Document which has the effect of creating an Encumbrance in favour of the Bank;

“Default” means any Event of Default or any event which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Default Rate” means that rate of interest per annum which is determined in accordance with the provisions of Clause 3.4;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollar” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents means funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in Dollars);

“Drawdown Date” means the date on which the Commitment (or - in case that the Commitment has been agreed in Clause 2.3 to be advanced in more than one advance - each Advance) is or, as the context may require, shall be advanced to the Borrowers;

“Drawdown Notice” means a notice substantially in the terms of Schedule 1;

“Earnings” in relation to a Vessel, means all earnings of such Vessel, both present or future, including all freight, hire and passage moneys, compensation payable to its Owner in the event of requisition of such Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys, contributions of any nature whatsoever in respect of general average, damages for breach (or payments for variation or termination) of any charterparty or other contract for employment of such Vessel and any other earnings whatsoever due or to become due to its Owner in respect of such Vessel and all sums recoverable under the Insurances in respect of loss of Earnings and includes, if and whenever such Vessel is employed on terms whereby any and all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing agreement which is attributable to such Vessel;

“Early Termination Date” has the meaning given to that expression in section 14 of the Master Agreement;

“Earnings Account” means an account opened or to be opened and maintained in the name of each Borrower with the Bank pursuant to Clause 11.5 and shall include any sub-accounts or call accounts (whether in Dollars or any other currency) opened under the same designation or any revised designation or number from time to time notified by the Bank to the Borrowers and to which (inter alia) all Earnings of the Vessel owned by such Borrower are to be paid in accordance with Clauses 11.5 and 8.9(b) (together, the “Earnings Accounts”);

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, title retention, arrest, seizure, garnishee order (whether nisi or absolute) or any other order or judgement having similar effect or other encumbrance of any kind securing or any right conferring a priority of payment in respect of any obligation of any person;

“Environmental Affiliate” means any agent or employee of any of the Borrowers or any other Relevant Party or any person having a contractual relationship with any of the Borrowers or any other Relevant Party in connection with any Relevant Ship or her operation or the carriage of cargo thereon;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or her operation or the carriage of cargo thereon and/or passengers therein and/or provisions of goods and/or services on or from the Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Material of Environmental Concern from any Relevant Ship, such claim exceeding or which may exceed $1,000,000;

“Environmental Incident” means (i) any release of Material of Environmental Concern from either Vessel, (ii) any incident in which Material of Environmental Concern is released from a vessel other than the Vessels and which involves collision between either Vessel and such other vessel or some other incident of navigation or operation, in either case, involving either Vessel, either Borrower are actually at fault or otherwise liable (in whole or in part) or (iii) any incident in which Material of Environmental Concern is released from a vessel other than the Vessels and where either Vessel is actually or potentially liable to be arrested as a result and/or where the Borrowers are actually or allegedly at fault or otherwise liable;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage or

Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern from any Relevant Ship;

“Event of Default” means any one of those events set out in Clause 9 or described as such in any other of the Security Documents;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Bank) of:

(a)

losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums, crew wages, repatriation expenses and seamen’s pension fund dues) suffered, incurred, charged to or paid or committed to be paid by the Bank in connection with the exercise of the powers referred to in or granted by any of the Security Documents or otherwise payable by the Borrowers or any of them in accordance with the terms of any of the Security Documents;

(b) the expenses referred to in Clause 10.2; and

(c)

interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Bank until the date of receipt or recovery thereof (whether before or after judgement) at the Default Rate (as conclusively certified by the Bank) save for manifest error;

“Final Maturity Date” in relation to each Tranche means the date falling on the tenth (10th) anniversary of the Drawdown Date of such Tranche;

“Flag State” means the Republic of Greece or such other state or territory proposed in writing by the Borrowers to the Bank and approved (such approval not to be unreasonably withheld) by the Bank, as being the “Flag State” of a Vessel for the purposes of the Security Documents;

“General Assignment” means in relation to a Vessel, the assignment of the Earnings, Insurances and Requisition compensation executed or (as the context may require) to be executed by the respective Owner in favour of the Bank in form satisfactory to the Bank (together, the “General Assignments”);

“Governmental Withholdings” means withholdings and any restrictions or conditions resulting in any charge whatsoever imposed, either now or hereafter, by any sovereign state or by any political sub-division or taxing authority of any sovereign state;

“Group” means the Corporate Guarantor and its Subsidiaries and “Group Member” means any member of the Group;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety, whether present or future, actual or contingent;

“Interest Payment Date” means in respect of the Loan or any part thereof in respect of which a separate Interest Period is fixed the last day of the relevant Interest Period and in case of any Interest Period longer than six (6) months the date(s) falling at successive six

(6) months intervals during such longer Interest Period and the last day of such longer Interest Period;

“Interest Period” means in relation to the Loan or any part thereof, each period for the calculation of interest in respect of the Loan or such part ascertained in accordance with Clauses 3.2 and 3.3;

“ISM Code” means in relation to its application to the Borrowers, the Vessels and their operation:

(a)

“The International Management Code for the Safe Operation of Ships and for Pollution Prevention”, currently known or referred to as the “ISM Code”, adopted by the Assembly of the International Maritime Organisation by Resolution A. 741(18) on 4th November, 1993 and incorporated on 19th May, 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)

all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the “Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations” produced by the International Maritime Organisation pursuant to Resolution A. 788(19) adopted on 25th November, 1995;

as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a) the DOC and SMC issued by an IACS classification society pursuant to the ISM Code in relation to the Vessels within the period specified by the ISM Code;

(b) all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Bank may require by request; and

(c) any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessels’ or the Borrowers’ compliance with the ISM Code which the Bank may require by request;

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code;

“ISPS Code” means the International Ship and Port Security Code of the International Maritime Organization and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of the relevant Vessel pursuant to the ISPS Code;

“Lending Branch” means the office of the Bank appearing at the beginning of this Agreement or any other office of the Bank designated by the Bank as the Lending Branch by notice to the Borrowers;

“LIBOR” means, in relation to a particular period:

(a)

the offered rate (if any) per annum for deposits in Dollars for such amount and for such period which is the rate, for such period, appearing on the relevant page of the Reuter screen at or about 11 a.m. London time on the second Banking Day before the first day of such period (or, if the Bank shall have made a determination pursuant to clause 3.6 such later time (not being later than 1 p.m. (London time) on the first day of such period) as the Bank may determine) or such other page as may replace the relevant Page of the Reuter screen on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying the British Bankers’ Association Interest Settlement Rates for Dollars; and

(b)

if on such date no such rate is so displayed, LIBOR for such period shall be the rate determined by the Bank to be the rate at which the Bank in accordance with its usual practices is able to obtain similar deposit(s) in Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

“Loan” means the aggregate principal amount borrowed by the Borrowers in respect of the Commitment or (as the context may require) the principal amount owing to the Bank under this Agreement at any time;

“Major Casualty Amount” means in relation to a Vessel, any casualty to such Vessel in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds One million Dollars ($1,000,000) or the equivalent in any other currency;

“Management Agreement” in relation to a Vessel means the agreement made or to be made between the Owner thereof and the Manager providing for the appointment of the Manager to manage such Vessel subject to and upon the terms and conditions therein contained and approved by the Bank, a certified copy whereof has been or will be delivered to the Bank if and when the same becomes compulsory under the ISM Code;

“Manager” means COSTAMARE SHIPPING COMPANY S.A., a company incorporated in and existing under the laws of the Republic of Panama having its registered office at Panama City, Republic of Panama and having an office established at 60 Zephyrou Street, Athens, Greece under the Greek laws 89/67, 378/68, 27/75 and 814/78 (as amended) or such other person as may from time to time be approved by the Bank (such approval not to be unreasonably withheld) for the purpose of managing the Vessels;

“Manager’s Undertaking” in relation to a Vessel means an undertaking executed or (as the context may require) to be executed by the Manager in favour of the Bank, such undertaking to be in form and substance satisfactory to the Bank, as the same may from time to time be amended and/or supplemented;

“Market Value” means the market value of a Mortgaged Vessel as determined in accordance with Clause 8.10(b) or, as the case may be 8.10(c);

“Margin” means zero point seven zero per centum (0.70%) per annum;

“Master Agreement” means the Master Agreement (on the 1992 ISDA (Multicurrency - Crossborder) form as modified (or any other form of master agreement relating to interest or currency exchange transactions)) made or to be made between the Bank and the Borrowers, and includes the Schedule thereto and all transactions from time to time entered into and Confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

“Master Agreement Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future, of the Borrowers to the Bank under the Master Agreement;

“Master Agreement Security Deed” means, in relation to the Master Agreement, the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Bank in relation to certain of the rights of the Borrowers under the Master Agreement in form and substance satisfactory to the Bank;

“Material of Environmental Concern” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1988;

“Month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started provided, that (i) if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means in relation to a Vessel the first preferred Greek ship mortgage thereon, to be executed by the Owner thereof in favour of the Bank in form satisfactory to the Bank (together, the “Mortgages”);

“Mortgaged Vessel(s)” means the Vessel(s) which remain mortgaged in favour of the Bank pursuant to this Agreement at any relevant time hereunder;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of the Vessels (or any of them) and falls within the definition of “Company” set out in rule 1.1.2. of the ISM Code;

“Operating Expenses” in relation to a Vessel means the expenses for crewing, victualling, insuring, maintenance (including drydocking and special survey cost and expenses), spares, management and operation of such Vessel which are reasonably incurred for a vessel of the size and type of such Vessel;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Expenses, the Master Agreement Liabilities and all other sums of money from time to time owing by the Borrowers to the Bank, whether actually or contingently under this Agreement, the Master Agreement and the other Security Documents;

“Owner” means the owner of each of the Vessels as specified in the definition of the Vessels in this Clause 1.2;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Lien” means any lien on either Vessel for master’s, officers’ or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Major Casualty Amount (as defined in the Mortgage);

“Personal Guarantee” means the guarantees given or, as the context may require, to be given by the Personal Guarantor in form and substance satisfactory to the Bank as security for the Outstanding Indebtedness and any and all other obligations of the Borrowers under this Agreement and the Master Agreement;

“Personal Guarantors” means the person nominated by the Borrowers and acceptable to the Bank which gave or, as the context may require, shall or may give a Personal Guarantee;

“Registry” means the offices of such registrar, commissioner or representative of the Flag State who is duly authorised to register the Vessels, each Borrower’s title to its respective Vessel and the Mortgage over the Vessels under the laws and flag of the Flag State;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrowers and any other Security Party;

“Relevant Ship” means the Vessels and any other vessel owned by, managed by or chartered to any Security Party;

“Repayment Date” means each of the dates specified in Clause 4.1 on which the Repayment Instalments shall be payable by the Borrowers to the Bank;

“Repayment Instalment” means each instalment of the Loan which becomes due for repayment by the Borrowers to the Bank on a Repayment Date pursuant to Clause 4.1;

“Requisition Compensation” means all sums of money or other compensation from time to time payable by reason of requisition of a vessel otherwise than by requisition for hire;

“Security Documents” means the Master Agreement, the Master Agreement Security Deed, the Accounts Pledge Agreement, the General Assignment, the Mortgage, the Corporate Guarantee, the Personal Guarantee the Charterparty Assignments and any document or documents (including if the context requires this Agreement) that may now or hereafter be executed to secure the whole or any part of the Outstanding Indebtedness as well as for the performance by the Borrowers of all its obligations covenants and agreements pursuant to this Agreement, the Master Agreement and/or the other Security Documents, each such Security Document to be in form and substance as the Bank may require as the same may from time to time be amended and/or supplemented;

“Security Party” means each of the Borrowers, the Personal Guarantor and any person (other than the Bank) which is or will become a party to any of the Security Documents;

“Security Period” means the period commencing on the date hereof and terminating on the date upon which the Loan together with all interest thereon and all other moneys payable to the Bank under this Agreement, the Master Agreement and the other Security Documents has been repaid in full to the Bank;

“Security Requirement” means the amount in Dollars (as certified by the Bank, whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers) which is (a) at any relevant time at which both the Vessels are chartered under the respective A.P. Møller-Maersk Charterparties or Approved Charterparties and which remain in full force and in effect, one hundred and ten per cent (110%) of the Loan plus or, as the case may be, minus the Swap Exposure and (b) at any other relevant time one hundred and twenty per cent (120%) of the Loan plus or, as the case may be, minus the Swap Exposure;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers) which, at any relevant time is the aggregate of (a) the Market Value of the Mortgaged Vessel(s) as most recently determined in accordance with Clause 8.10 and (b) the market value of any additional security provided under Clause 8.10(a) (if any);

“SMC” means a safety management certificate issued in respect of a Vessel in accordance with rule 13 of the ISM Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than 50% of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Swap Exposure” means, as at any relevant date, the amount certified by the Bank to the Borrowers to be the market-to-market gain or loss under the Master Agreement on the relevant date in relation to all continuing Transactions entered into between the Borrowers and the Bank;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof (except taxes concerning the Bank and imposed on the net income of the Bank) and “Taxation” shall be construed accordingly;

“Total Loss” in relation to a Vessel means (a) actual, constructive, compromised or arranged total loss of such Vessel; or (b) requisition for title or other compulsory acquisition of a vessel otherwise than by requisition for hire; or (c) hijacking, theft, condemnation capture, seizure, detention, arrest or confiscation of such Vessel by any government or by any person acting or purporting to act on behalf of any government, unless such Vessel is released and restored to the Owner thereof within sixty (60) days after the occurrence thereof;

“Tranches” means the Tranche A and the Tranche B specified in Clause 1.1 and “Tranche” means either of them, as the context may require;

“Transaction” means a transaction entered into between the Bank and the Borrowers governed by the Master Agreement;

“Vessels” means:

(a)

the cargo container motor vessel “SEALAND WASHINGTON” of approximately 74,586 gt and 41,490 nt, registered in the ownership of the First Borrower at the Registry under the laws and flag of the Flag State under Registration Number 10782; and

(b)

the cargo container motor vessel “SEALAND NEW YORK” of approximately 74,661 gt and 41,490 nt, registered in the ownership of the Second Borrower at the Registry under the laws and flag of the Flag State under Registration Number 10726, and “Vessel” means either of them as the context may require.

1.3	Interpretation

In this Agreement:

	(a)	Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement;

(b)

each of the terms defined in Clause 1.2 when used in plural and terms defined in plural or words used in plural (and unless in the specific clause or sentence is otherwise expressly specified) mean all of them collectively and/or each of them and/or anyone of them (even if this is not expressly so spelled out) as the context may require or permit,

(c)

subject to any specific provision of this Agreement or of any assignment and/or participation or syndication agreement of any nature whatsoever, reference to each of the parties hereto and to the other Security Documents shall be deemed to be reference to and/or to include, as appropriate, their respective successors and permitted assigns;

	(d)	reference to a person shall be construed as including reference to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

	(e)	where the context so admits, words in the singular include the plural and vice versa;

	(f)	the words “including” and “in particular” shall not be construed as limiting the generality of any foregoing words;

	(g)	this Agreement and all documents referred to in this Agreement include the same as varied or supplemented from time to time;

	(h)	reference to this Agreement includes all the terms of this Agreement and any Schedules, Annexes or Appendices to this Agreement, which form an integral part of same;

	(i)	reference to Clauses, Sub-Clauses and Schedules are to Clauses, Sub-Clauses and Schedules in this Agreement;

	(j)	all obligations imposed on, or assumed by the Borrowers are joint and several even if not so expressed;

(k)

reference to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

(l)

reference to the opinion of the Bank or a determination or acceptance by the Bank or to documents, acts, or persons acceptable or satisfactory to the Bank or the like shall be construed as reference to opinion, determination, acceptance or satisfaction of the Bank at the reasonable discretion of the Bank and such opinion, determination, acceptance or satisfaction of the Bank shall be conclusive and binding on the Borrowers (save as herein provided); and

(m) words and expressions defined in the Master Agreement, unless the context otherwise requires, when used herein, have the same meaning.

2.	THE LOAN

2.1	Commitment to Lend

The Bank, relying upon each of the representations and warranties set forth in Clause 6 and in each of the other Security Documents, agrees to lend to the Borrowers, upon and subject to the terms of this Agreement the sum specified in Clause 1.1.

2.2	Drawdown Notice and Commitment to Borrow

Subject to the terms and conditions of this Agreement, the Commitment (or - in case that the Commitment has been agreed in Clause 2.3 to be advanced in more than one Advance - each Advance) shall be advanced to the Borrowers following receipt by the Bank from the Borrowers of a Drawdown Notice not later than 10 a.m. (London time) on the second (2nd) Banking Day before the date on which the drawdown is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in Clause 3.6, be irrevocable.

2.3	Number and Purpose of Advances

The Commitment shall be advanced to the Borrowers by the Tranches, each such Tranche to be used for the purpose specified in Clause 1.1.

2.4	Disbursement

Upon receipt of the Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of Clause 7, on the date specified in the Drawdown Notice, make the Commitment available to the Borrowers.

2.5	Application of proceeds

Without prejudice to the Borrowers’ obligations under Clause 8.8(a), the Bank shall have no responsibility for the application of the proceeds of the Loan (or any part thereof) by the Borrowers.

2.6	Termination Date

Any part of the Commitment undrawn and uncancelled at the end of the Availability Period shall thereupon be automatically cancelled.

2.7	Cancellation

The Borrowers shall be entitled to cancel any undrawn part of the Commitment under this Agreement upon giving the Bank not less than five (5) Banking Days’ notice in writing to that effect, provided, that no Drawdown Notice has been given to the Bank under Clause 2.2 for the full amount of the Commitment or in respect of the portion thereof in respect of which cancellation is required by the Borrowers. Any such notice of cancellation, once given, shall be irrevocable. Any amount cancelled may not be drawn. Notwithstanding any such cancellation pursuant to this Clause 2.7 the Borrowers shall continue to be liable for any and all amounts due to the Bank under this Agreement including without limitation any amounts due to the Bank under Clause 10.

2.8	No security or lien from other person

None of the Borrowers has taken or received, and each of the Borrowers undertake that until all moneys, obligations and liabilities due, owing or incurred by the Borrowers under this Agreement and the Security Documents have been paid in full, will not take or receive, any security or lien from any other person liable or for any liability whatsoever, save in the ordinary course of business.

2.9	Joint and Several Liability of the Borrowers

(a)

The liability of each of the Borrowers hereunder shall in all cases, whether so expressed to be or not, be joint and several and each representation and warranty and each covenant and agreement made or given by the Borrowers is made or given by them all jointly and severally.

(b)

The Bank may at its discretion accept orders, instructions, notices or advices from any of the Borrowers hereunder (which Borrower will be deemed to act on behalf of all the Borrowers and express authority is given to it by this Clause to act on this way) and shall ignore any subsequent conflicting instructions, notices or advices from any of the other Borrowers (unless they may be deemed at the discretion of the Bank as proper revocation or amendments of earlier instructions) and may reach any agreement in connection with this Agreement or any of the other Security Documents with any of the Borrowers which shall be binding on all the Borrowers.

(c)

None of the Borrowers shall be exonerated and its liability hereunder shall not be lessened or impaired by any time, indulgence or relief being given by the Bank to any other Borrower or any other person or by any person to the Borrowers, by the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right, remedies or securities against any of the Borrowers or any other person or by anything done or omitted which but for this provision might operate to exonerate such Borrower (or might be interpreted as such).

(d)

The obligations of each of the Borrowers hereunder shall not be affected by any legal limitation, disability, incapacity or other circumstances relating to any other Borrower or any other person, whether or not known to the Bank, by any invalidity in or irregularity or unenforceability of the obligations of any other Borrower or any other person under this Agreement or any of the other Security Documents or otherwise or by any change in the constitution of, or any amalgamation or reconstruction of any other Borrower, the Bank or any other person.

(e)

The Borrowers hereby waive all rights any Borrower may have of first requiring the Bank to proceed against or enforce any right or security of, or claim payment from any other Borrower or any other person.

2.10	Non competition of the Borrowers with the Bank

(a)

Until all moneys, obligations and liabilities due, owing or incurred by the Borrowers to the Bank under this Agreement and the other Security Documents have been paid or discharged in full, each Borrower agrees not to exercise or enforce any rights of subrogation or indemnity or any other right which otherwise it has against any other Borrower and agrees not to claim any set-off or counterclaim against any other Borrower or to claim or prove in competition with the Bank in the event of bankruptcy, insolvency or liquidation of any other Borrower or have any benefit of or any share in any guarantee or security now or hereafter held by the Bank.

(b)

None of the Borrowers has taken or received, and each Borrower undertakes that until all moneys, obligations and liabilities due, owing or incurred by the Borrowers under this Agreement and the Security Documents have been paid in full, it will not take or receive, any security or lien from any other Borrower in respect of borrowing as co-borrower jointly and severally liable or for any liability whatsoever.

2.11	Interest to co-borrow

The Borrowers have an interest in borrowing jointly and severally in that they are companies which have close financial co-operation and mutual assistance and in that the Commitment would not have been available to each one of the Borrowers separately.

3.	INTEREST

3.1	Normal Interest Rate

The Borrowers shall pay interest on the Loan (or as the case may be, each portion thereof to which a different Interest Period relates) in respect of each Interest Period (or part thereof) on each Interest Payment Date, provided, that in the case of an Interest Period of more than six (6) months interest accruing during such Interest Period shall be payable semi-annually in arrears and on the last day of such Interest Period. The interest rate for the calculation of interest shall be the rate per annum determined by the Bank to be the aggregate of (i) the Margin and (ii) LIBOR, unless there is an Agreed Rate in which case the interest rate for the calculation of interest shall be the rate per annum determined by the Bank to be the aggregate of (i) the Margin and (ii) the Agreed Rate.

3.2	Interest Period

The Borrowers may by notice received by the Bank not later than 10 a.m. (London time) on the second Banking Day before the beginning of each Interest Period specify (subject to Clause 3.3 below) whether such Interest Period shall have a duration of three (3) or six (6) or twelve (12) or such other period as may be requested by the Borrowers subject to Bank’s approval and market availability.

3.3	Duration of Interest Period

Every Interest Period shall, subject to market availability to be conclusively determined by the Bank, be of the duration specified by the Borrowers pursuant to Clause 3.2 but so that:

(a)

the initial Interest Period in respect of the Loan (or - in case that the Commitment is agreed to be advanced in more than one Advance - of each Advance) will commence on the date on which the Commitment is advanced and each subsequent Interest Period will commence forthwith upon the expiry of the previous Interest Period;

(b)

if any Interest Period would otherwise overrun one or more Repayment Dates, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Dates the Loan shall be divided into parts so that there is one part equal to the amount(s) of the Repayment Instalment(s) due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part equal to the amount of the balance of the Loan having an Interest Period determined in accordance with Clause 3.2 and the other provisions of this Clause 3.3;

(c)

if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of Clause 3.2 and this Clause 3.3, such Interest Period shall have a duration of three (3) months provided, always, that such period (whether of three (3) months or of different duration) shall comply with this Clause 3.3; and

(d)

if the Bank determines that the duration of an Interest Period specified by the Borrowers in accordance with Clause 3.2 is not readily available the Bank shall advise the Borrowers and the Borrowers shall select a readily available Interest Period;

provided, always that:

(i)

any Interest Period which commences on the last day of a calendar month, and any Interest Period which commences on the day on which there is no numerically corresponding day in the calendar month during which such Interest Period is due to end, shall end on the last Banking Day of the calendar month during which such Interest Period is due to end; and

(ii)

if the last day of an Interest Period is not a Banking Day the Interest Period shall be extended until the next following Banking Day unless such next following Banking Day falls in the next calendar month in which case such Interest Period shall be shortened to expire on the preceding Banking Day.

3.4	Default Interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this Clause 3.4) on its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgement) at the rate determined by the Bank pursuant to this Clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of a duration to be selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (i) two and a half per cent (2.50%), per annum, (ii) the Margin and (iii) LIBOR. Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided, that if such unpaid sum is of principal which became due and payable by reason of a declaration by the Bank under Clause 9.2 or a prepayment pursuant to Clauses 4.2, 4.3, 8.10(a) and 12.1 on a date other than an Interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two and a half per cent (2.50%) above the rate applicable thereto immediately before it fell due. If for the reasons specified in Clause 3.6, the Bank is unable to determine a rate in accordance with the foregoing provisions of this Clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two and a half per cent (2.50%) per annum above the aggregate of the relevant Margin and costs of funds to the Bank as conclusively determined by the Bank save for manifest error. Interest payable by the Borrowers as aforesaid shall be compounded semi-annually and shall be payable on demand.

3.5	Notification of Interest

The Bank shall notify the Borrowers promptly of the duration of each Interest Period and the applicable rate of interest in respect thereof under this Clause 3 without prejudice to the right of the Bank to make determinations at its sole discretion under Clause 3.6. In case that the Bank fails to notify the Borrowers as above, such failure will not affect the validity of the determination of the Interest Period and interest rate made pursuant to this Clause 3 and neither constitute nor will be interpreted as if to constitute a breach of obligation of the Bank except in case of wilful misconduct.

3.6	Market disruption- Non availability

(a)

If and whenever, at any time prior to the commencement of any Interest Period, the Bank (in its reasonable discretion) shall have determined (which determination shall, in the absence of manifest error, be conclusive) (i) that adequate and fair means do not exist for ascertaining LIBOR in respect of Dollars during said Interest Period or (ii) that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts for any Interest Period or (iii) that by reason of circumstances affecting the London Interbank Market generally it is impracticable for the Bank to advance the Commitment or fund or continue to fund an Advance or the Loan during any Interest Period, the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Bank.

(b)

(b) During the period of ten (10) days after any Determination Notice has been given by the Bank under Clause 3.6(a) the Bank and the Borrowers shall negotiate in good faith (but without incurring any legal obligations) with a view to arriving to an acceptable alternative basis (the “Substitute Basis”), for maintaining the Loan, failing which the Borrowers shall promptly, on first demand or within the time limit which may be determined by the Bank, prepay the Loan together with accrued interest thereon to the date of prepayment (calculated at the rate or rates most lately applicable to the Loan) and all other sums payable by the Borrowers under the Security Documents and the Commitment shall be reduced to zero. In such case the Borrowers shall also reimburse to the Bank such amount as may be determined by the Bank to be necessary to compensate it for the increased cost (if any) of maintaining the Loan during the period of negotiation referred to in this Clause 3.6 until such prepayment. In case the Bank agrees to a Substitute Basis for funding the Loan the Bank shall certify such Substitute Basis to the Borrowers. The Substitute Basis may (without limitation) include alternative interest period(s), alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the relevant Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrowers that none of the circumstances specified in clause 3.6(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

3.7	Swap Transactions

(a)

If, at any time during the Security Period, the Borrowers wish to enter into swap Transactions so as to (inter alia) hedge all or any part of their exposure under this Agreement to interest rate fluctuations, it shall advise the Bank in writing.

(b)

Any such swap transaction shall be concluded with the Bank under the Master Agreement provided however that no such swap transaction shall be concluded unless the Bank first agrees to it in writing. If and when any such swap transaction has been concluded, it shall constitute a Transaction, and the Borrowers shall sign a Confirmation with the Bank.

4.	REPAYMENT - PREPAYMENT

4.1	Repayment

The Borrowers shall and it is expressly undertaken by the Borrowers to repay the Loan jointly and severally as follows: each Tranche shall be repaid by (a) twenty (20) consecutive semi annual Repayment Instalments to be repaid on each of the Repayment Dates so that the first be repaid on the date falling six (6) months after the Drawdown Date relative to such Tranche and each of the subsequent ones consecutively falling due for payment on each of the dates falling six (6) months after the immediately preceding Repayment Date with the last (the 20 m) of such Repayment Instalments falling due for payment on the Final Maturity Date relative to such Tranche and (b) a final instalment (a “Balloon Instalment” and together the “Balloon Instalments”) in the amount of Thirty million Dollars ($30,000,000) payable together with the last (the 20th) of such Repayment Instalments falling due for payment on the Final Maturity Date relative to such Tranche; subject to the provisions of this Agreement, the amount of each of the Repayment Instalments relative to each Tranche shall be Two million two hundred fifty thousand ($2,250,000);

Provided that (a) if either Tranche is not drawn down in full, the amount of each Repayment Instalment and the Balloon Instalment relative to such Tranche shall be reduced proportionally (b) if the last Repayment Date relative to either Tranche would otherwise fall after the Final Maturity Date for such Tranche, such last Repayment Date shall be the Final Maturity Date for such Tranche, (c) there shall be no Repayment Dates for either Tranche after the Final Maturity Date for such Tranche, (d) on the Final Maturity Date for the Tranche last to be drawn down the Borrowers shall also pay to the Bank any and all other monies then payable under this Agreement and the other Security Documents, and (e) if any of the Repayment Instalments shall become due on a day which is not a Banking Day, the due date therefor shall be extended to the next succeeding Banking Day unless such Banking Day falls in the next calendar month, in which event such due date shall be the immediately preceding Banking Day.

4.2	Voluntary Prepayment

The Borrowers shall have the right, to prepay part or the entire Loan in each case together with all unpaid interest accrued thereon and all other sums of money whatsoever due and owing from the Borrowers to the Bank hereunder or pursuant to the other Security Documents and all interest accrued thereon, provided, that:

(a)

the Bank shall have received from the Borrowers not less than ten (10) Banking Days’ prior notice (which shall be irrevocable) of their intention to make such prepayment and specifying the account, the date on which such prepayment is to be made;

(b)

such prepayment may take place only on the last day of an Interest Period relating to the part of the Loan prepaid, provided, however, that if the Borrowers shall request consent to make such prepayment on another day and the Bank shall accede to such request (it being in the sole discretion of the Bank to decide whether or not to do so) the Borrowers will pay in addition to the amount to be prepaid, any such sum as may be payable to the Bank pursuant to Clause 10.1;

	(c)	each such prepayment shall be equal to the amount of $2,000,000 or a whole multiple thereof or the balance of the Loan;

(d)

any prepayment of less than the whole of the Loan will be applied, towards satisfaction of the Repayment Instalments (including any Balloon Instalment referred to in clause 4.1) in order of maturity or in such other manner as the Borrowers may request;

	(e)	every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable and shall oblige the Borrowers to make such prepayment on the date specified;

	(f)	no amount prepaid may be re-borrowed; and

	(g)	the Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

4.3	Compulsory Prepayment in case of Total Loss of a Vessel

(a)

On any Mortgaged Vessel becoming a Total Loss or suffering damage or being involved in an incident which in the reasonable opinion of the Bank may result in such Vessel being subsequently determined to be a Total Loss:

		(i)	prior to the drawdown of the Tranche relative to such Vessel the obligation of the Bank to advance such Tranche shall cease; or

(ii)

in case the Commitment (or any part thereof) has been already advanced, the amount of the Loan shall, on expiry of a period of one hundred and eighty (180) days following the occurrence of such Total Loss or the date on which the relevant Vessel suffered damage or the incident which, in the reasonable opinion of the Bank, may result in such Vessel being subsequently determined to be a Total Loss occurred or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation in respect of such Vessel is received by the Owner thereof, be reduced by an amount equal to the Required Amount (as hereinafter defined) and the amount so prepaid shall be applied by the Bank in pro- rata prepayment of the outstanding Repayment Instalments (including the Balloon Instalment in respect of the Tranche relative to the Vessel so lost).

For the purpose of this Agreement:

aa)

an actual total loss of a Vessel shall be deemed to have occurred at the actual date and time a Vessel was lost but in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred on the date on which a Vessel was last reported;

bb)

in the case of a constructive total loss of a Vessel, upon the date and at the time notice of abandonment of such Vessel is given to the insurers of such Vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, or, in the event that such notice of abandonment is not given by the Owner thereof to the insurers of such Vessel, at the date and time on which occurred the incident which may result, in the reasonable opinion of the Bank, in such Vessel being subsequently determined to be a Total Loss;

cc)

a compromised or arranged total loss shall be deemed to have occurred on the date on which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of a Vessel;

			dd)	requisition for title or other compulsory acquisition of a Vessel shall be deemed to have occurred on the date upon which the relevant requisition for title or other compulsory acquisition occurs; and

ee)

hijacking, theft, condemnation, capture, seizure, detention, arrest, or confiscation of a Vessel by any government or by any person acting or purporting to act on behalf of any government, which deprives the relevant Owner of the use of its Vessel for more than sixty (60) days shall be deemed to occur upon the expiry of the period of sixty (60) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, detention, arrest or confiscation occurred.

(b)

If any Mortgaged Vessel is sold the amount of the Loan shall, forthwith upon receipt of the proceeds of such sale be reduced by an amount equal to the Required Amount of the Loan and the Borrowers shall thereupon be obliged to make such repayment of the Loan, provided, that such sale is made at the market value of the relevant Vessel prevailing at the time. The amount so prepaid shall be applied by the Bank in pro-rata prepayment of the outstanding Repayment Instalments (including the Balloon Instalment in respect of the Tranche relative to the Vessel so sold);

and for the purpose of this Clause 4.3(i), “Required Amount” means in relation to either Vessel an amount equal to 50% of the Loan outstanding at the relevant time, provided, however, that if the relevant Vessel so lost or sold is the last Mortgaged Vessel, then the full amount of the insurance or, as the case may be, the sale proceeds shall apply against full repayment of the Outstanding Indebtedness and additionally the Borrowers shall pay to the Bank the balance (if any) of the Outstanding Indebtedness in accordance with Clause 11.3. In addition the Borrowers shall be obliged together with the Required Amount to pay to the Bank the amount of the interest accrued on the Loan to the date of prepayment and all other sums (other than the balance of principal of the Loan remaining outstanding after such prepayment having been made) due and payable by the Borrowers to the Bank pursuant to the Security Documents (or any of them) including without limitation, any amounts payable under Clause 10 as the Bank in its absolute discretion may determine;

provided, however, that if after the payment of the Required Amount and any additional amounts payable to the Bank under this Clause 4.3 the provisions of Clause 8.10(a) are not complied with, the Borrowers shall additionally prepay to the Bank the amount of the shortfall or provide additional security as provided in such Clause 8.10(a).

4.4	Amounts payable on prepayment

(a)

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under Clause 5.3 and (c) all other sums payable by the Borrowers to the Bank under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under Clause 10.

(b)

In case the Borrowers request the prepayment of the full amount of the Loan or a Tranche and at the relevant time there are any Transaction(s) in relation to the Loan or, as the case may be, such Tranche outstanding under the Master Agreement, the Borrowers shall pay in addition to the above any and all amounts then outstanding under the relevant Transactions.

4.5	Master Agreement, Repayments and Prepayments

(a)

Subject to the execution and delivery to the Bank of the Master Agreement, the Bank and the Borrowers may during the Security Period enter, into one or more Transactions pursuant to the Master Agreement, subject to the Bank’s approval, the terms and conditions of each of which are or will be specified in a Confirmation sent by the Bank to the Borrowers.

(b)

Notwithstanding any provision of the Master Agreement to the contrary, in the case of a prepayment of all or part of the Loan (including, without limitation, upon a Total Loss or sale in accordance with clause 4.3 or under clause 8.5(c)), then subject to clause 4.5(b) the Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers, where it would otherwise be required whether under the Master Agreement or otherwise) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Transaction and/or the Master Agreement and/or to obtain or re establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine and both the Bank’s and the Borrowers’ continuing obligations under any Transaction and/or the Master Agreement shall, unless agreed otherwise by the Bank, be calculated so far as the Bank considers it practicable by reference to the amended repayment schedule for the Loan taking into account the fact that less than the full amount of the Loan remains outstanding.

(c)

If any amount of the Loan remains outstanding following a prepayment under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Loan, the Borrowers shall within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

(d)

The Borrowers shall on the first written demand of the Bank indemnify the Bank in respect of all losses, costs and expenses (including, but not limited to, legal costs and expenses) incurred or sustained by the Bank as a consequence of or in relation to the effecting of any matter or transactions referred to in this clause 4.5.

(e)

Notwithstanding any provision of the Master Agreement to the contrary, if for any reason, a Transaction has been entered into but no Advance is drawn down under this Agreement then, subject to clause 4.5(e) the Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers where it would otherwise be required whether under the Master Agreement or otherwise) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by such Transaction and/or the Master Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine.

(f)

If a Transaction has been entered into but no Advance is drawn down under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction, the Borrowers shall within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document for the purposes of the Master Agreement and/or otherwise.

(g)

Without prejudice to or limitation of the obligations of the Borrowers under clause 4.5(c), in the event that the Bank exercises any of its rights under clauses 4.5 (a), 4.5(b), 4.5(d) or 4.5(e) and such exercise results in all or part of a Transaction being terminated such termination shall be treated under the Master Agreement in the same manner as if it were a Terminated Transaction (as defined in section 14 of the Master Agreement) effected by the Bank after an Event of Default (as so defined in that section 14) by the Borrowers and, accordingly, the Bank shall be permitted to recover from the Borrowers a payment for early termination calculated in accordance with the provisions of section 6(e)(i) of the Master Agreement.

	(h)	No Transaction or Confirmation will be entered into without the specific consent of the Bank.

5.	PAYMENTS, TAXES AND COMPUTATION

5.1	Payment - No set-off or Counterclaims

(a)

The Borrowers hereby jointly and severally acknowledge that in performing their respective obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrowers gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. Accordingly, subject to paragraph (f) of Part 5 of the Schedule to the Master Agreement, all payments to be made by the Borrowers under this Agreement and/or any of the other Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 5.3, free and clear of any deductions or withholdings or Governmental Withholdings whatsoever, in Dollars on the due date to the account of the Bank at such bank and in such place as the Bank may from time to time specify for that purpose, reference: “CHRISTOS MARITIME CORPORATION/COSTIS MARITIME CORPORATION- Loan Agreement dated 12th May, 2008”, or to such other account at such other bank in such place as the Bank may from time to time specify for this purpose.

provided, however, that the Bank shall have the right to change the place of account for payment, upon eight (8) Banking Days’ prior written notice to the Borrowers.

(b)

If at any time it shall become unlawful or impracticable for the Borrowers (or any of them) to make payment under this Agreement to the relevant account or bank referred to in Clause 5.1(a), the Borrowers may request and the Bank may agree to alternative arrangements for the payment of the amounts due by the Borrowers to the Bank under this Agreement or the other Security Documents.

5.2	Payments on Banking Days

All payments due shall be made on a Banking Day. If the due date for payment falls on a day which is not a Banking Day, that payment due shall be made on the first Banking Day thereafter, provided, that this falls in the same calendar month. If it does not, payments shall fall due and be made on the last Banking Day before the said due date.

5.3	Gross Up

(a)

If at any time any law, regulation, regulatory requirement or requirement of any governmental authority, monetary agency, central bank or the like compels the Borrowers to make payment subject to Governmental Withholdings, or any other deduction or withholding, the Borrowers shall pay to the Bank such additional amounts as may be necessary to ensure that there will be received by the Bank a net amount equal to the full amount which would have been received had payment not been made subject to such Governmental Withholdings or other deduction or withholding. The Borrowers shall indemnify the Bank against any losses or costs incurred by the Bank by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall, not later than thirty (30) days after each deduction, withholding or payment of any Governmental Withholdings, forward to the Bank official receipts and any other documentary receipts and any other documentary evidence reasonably required by the Bank in respect of the payment made or to be made of any deduction or withholding or Governmental Withholding. The obligations of the Borrowers under this provision shall, subject to applicable law, remain in force notwithstanding the repayment of the Loan and the payment of all interest due thereon pursuant to the provisions of this Agreement.

(b)

For the avoidance of doubt, Clause 5.3(a) does not apply in respect of sums due from the Borrowers to the Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.

5.4	Loan Account

All sums advanced by the Bank to the Borrowers under this Agreement and all interest accrued thereon and all other amounts due under this Agreement and/or the Master Agreement from time to time and all repayments and/or payments thereof shall be debited and credited respectively to a separate loan account maintained by the Bank in accordance with its usual practices in the name of the Borrowers. The Bank may, however, in accordance with its usual practices or for its accounting needs, maintain more than one account, consolidate or separate them but all such accounts shall be considered parts of one single loan account maintained under this Agreement. In case that a ship mortgage in the form of Account Current is granted as security under this Agreement and the Master Agreement, the account(s) referred to in this Clause shall be the Account Current referred to in such mortgage.

5.5	Evidence - Certificates conclusive

The Borrowers hereby jointly and severally expressly agree and admit that abstracts or photocopies or other reproductions of the books of the Bank as well as statements of accounts or a certificate signed by an authorised officer of the Bank shall (save for manifest error) be conclusive binding and full evidence on the Borrowers (and each of them) as to the existence and/or the amount of the at any time Outstanding Indebtedness, of any amount due under this Agreement and/or the Master Agreement, of the applicable interest rate or Default Rate or any other rate provided for or referred to in this Agreement, the Interest Period, the value of additional securities under Clause 8.10(a), the payment or non payment of any amount. Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Corporate Guarantor.

5.6	Computation

All interest and other payments payable by reference to a rate per annum under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to the Bank that:

(a) Due Incorporation/Valid Existence

Each of the Borrowers and the other corporate Security Parties is duly incorporated and validly existing and in good standing under the laws of their respective countries of incorporation as limited liability companies, and have power to own their respective property and assets, to carry on their respective business as the same are now being lawfully conducted and to purchase, own, finance and operate vessels, or, as the case may be, manage vessels, as well as to undertake the obligations which such Security Party has undertaken or shall undertake pursuant to the Security Documents;

(b) Due Corporate Authority

Each of the Security Parties has power to execute, deliver and perform its obligations under the Security Documents to which it is or is to be a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrowers (or any of them) to borrow will be exceeded as a result of borrowing the Loan and none of the corporate Security Parties has an established or de-facto place of business in any part of the United Kingdom or the United States of America;

(c) Litigation

no litigation, arbitration, tax claim or administrative proceeding is current or pending or (to its or its officers’ knowledge) threatened against the Borrowers (or any of them) or any other Security Party, which, if adversely determined, would have a materially adverse effect on the business assets or the financial condition of any of them;

(d)	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrowers (or any of them) or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrowers (or any of them) or any other Security Party is a party or is subject to or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the memorandum and articles of association/articles of incorporation/bylaws/statutes or other constitutional documents of the Borrowers (or any of them) or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrowers (or any of them) or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrowers (or any of them) or any other Security Party;

(e)	Financial Condition

the financial condition of the Borrowers (or any of them) and of the other Security Parties has not suffered any material deterioration since that condition was last disclosed to the Bank;

(f)	No Immunity

neither the Borrowers nor any other Security Party nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

(g)	Shipping Company

each of the Borrowers and the Manager is a shipping company involved in the owning or, as the case may be, managing of ships engaged in international voyages and earning profits in free foreign currency;

(h)	Licences/Authorisation

every consent, authorisation, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Security Documents or the performance by each Security Party of its obligations under the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same so far as the Borrowers are aware;

	(i)	Perfected Securities

when duly executed, the Security Documents will create a perfected security interest in favour of the Bank, with the intended priority, over the assets and revenues intended to be covered, valid and enforceable against each of the Borrowers and the other Security Parties;

	(j)	No Notarisation/Filing/Recording

save for the registration of any mortgage in the appropriate shipping registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Security Documents that it or they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid on or in relation to this Agreement or the other Security Documents;

	(k)	Validity and Binding effect

the Security Documents constitute (or upon their execution - and in the case of any mortgage upon its registration at the appropriate registry - will constitute) valid and legally binding obligations of the relevant Security Parties enforceable against each of the Borrowers and the other Security Parties in accordance with their respective terms and that there are no other agreements or arrangements which may adversely affect or conflict with the Security Documents or the security thereby created; and

	(l)	Valid Choice of Law

the choice of law agreed to govern this Agreement and/or any other Security Document and the submission to the jurisdiction of the courts agreed in each of the Security Documents are or will be, on execution of the respective Security Documents, valid and binding on each of the Borrowers and any other Security Party which is or is to be a party thereto.

6.2	Initial representations and warranties

The Borrowers further jointly and severally represent and warrant to the Bank that;

	(a)	Direct obligations - Pari Passu

the obligations of the Borrowers under this Agreement are direct, general and unconditional obligations of the Borrowers and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrowers with the exception of any obligations which are mandatorily preferred by law;

	(b)	Information

all information, accounts, statements of financial position, exhibits and reports furnished by or on behalf of any Security Party to the Bank in connection with the negotiation and preparation of this Agreement and each of the other Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading and, in the case of accounts and statements of financial position, they have been prepared in accordance with generally accepted accounting principles which have been consistently applied;

(c)	No Event of Default

no Event of Default has occurred and is continuing;

(d)	No Taxes

no Taxes are imposed by deduction, withholding or otherwise on any payment to be made by any Security Party under this Agreement and/or any other of the Security Documents or are imposed on or by virtue of the execution or delivery of this Agreement and/or any other of the Security Documents or any document or instrument to be executed or delivered hereunder or thereunder. In case that any Tax exists now or will be imposed in the future, it will be borne by the Borrowers;

(e)	No default under other Indebtedness

neither the Borrowers nor any other Security Party is in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

(f)	Ownership/Flag/Seaworthiness/Class/Insurance of the Vessels

each Vessel on the Drawdown Date will be:

(i) in the absolute and free from Encumbrances (other than in favour of the Bank) ownership of the Owner thereof who will on and after her delivery be the sole legal and beneficial owner of such Vessel;

(ii) registered in the name of the Owner thereof through the Registry of the under the laws of the respective Flag State;

(iii) operationally seaworthy and in every way fit for service;

(iv)

classed with a Classification Society member of IACS, which has been approved by the Bank in writing and such classification is and will be free of all overdue requirements and recommendations of such Classification Society;

(v) insured in accordance with the provisions of this Agreement and the relevant Mortgage; and

(vi) managed by the Manager;

(g)	No Charter

save for the A.P. Møller-Maersk Charterparties and unless otherwise permitted in writing by the Bank, none of the Vessels will on or before the relevant Drawdown Date be subject to any charter or contract nor to any agreement to enter into any charter or contract which, if entered into after the such Drawdown Date would have required the consent of the Bank under any of the Security Documents and there will not on or before such Drawdown Date be any agreement or arrangement whereby the Earnings of the relevant Vessel may be shared with any other person;

(h)	No Encumbrances

neither the Vessels (or any of them) nor their/her Earnings, Requisition Compensation or Insurances nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will, on the Drawdown Date, be subject to any Encumbrances other than Permitted Encumbrances.

(i)	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

(i) each Borrower has complied with the provisions of all Environmental Laws;

(ii) each Borrower have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(iii)

neither the Borrowers (or any of them) nor the Manager has received notice of any Environmental Claim that any of the Borrowers is not in compliance with any Environmental Law or any Environmental Approval;

(j)	No Environmental Claims

(i) except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

aa)

there is no Environmental Claim pending or, to the best of the Borrowers’ knowledge and belief, threatened against the Borrowers (or any of them) or the Vessels (or any of them) or any other Relevant Ship reasonably expected to have a material adverse effect on the business assets, operations, property or financial condition of any of the Borrowers or any other Security Party or on the security created by any of the Security Documents; and

bb)

there has been no emission, spill, release or discharge of a Material of Environmental Concern from the Vessels (or any of them) or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrowers (or any of them) nor to the best of the Borrowers’ knowledge and belief (having made due enquiry) from any Relevant Ship which could give rise to an Environmental Claim;

(k)	Copies true and complete

the copies of the A.P. Møller-Maersk Charterparties and the Management Agreements delivered or to be delivered to the Bank pursuant to Clause 7.3 are, or will when delivered be, true and complete copies of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there will have been no amendments or variations thereof or defaults thereunder;

	(l)	Compliance with the ISM Code

each Vessel and any Operator complies or will on the drawdown of the Commitment or (as the case may be) of the relevant Advance comply with the requirements of the ISM Code;

	(m)	Compliance with ISPS Code

each Borrower has a valid and current ISSC in respect of such Vessel and each Vessel will be, in full compliance with the ISPS Code;

	(n)	Money laundering - acting for own account

each of the Borrowers confirms that it is the beneficiary for each part of the Loan made or to be made available to it and it will promptly inform the Bank by written notice if it is not, or ceases to be, the beneficiary and notify the Bank in writing of the name and the address of the new beneficiary/beneficiaries; each of the Borrowers is aware that under applicable money laundering provisions, it has an obligation to state for whose account the Loan is obtained; each of the Borrowers confirms that, by entering into this Agreement and the other Security Documents, it is acting on its own behalf and for its own account and it is obtaining the Loan for its own account. In relation to the borrowing by the Borrowers of the Loan, the performance and discharge of its obligations and liabilities under this Agreement or any of the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement or any of the Documents to which each of the Borrowers is a party, it is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Community).

6.3	Representations Correct

At the time of entering into this Agreement all above representations and warranties or any other information given by the Borrowers to the Bank are true and accurate.

6.4	Repetition of Representations and Warranties

The representations and warranties in this Clause 6 (except in relation to the representations and warranties in Clause 6.2) shall be deemed to be repeated by the Borrowers on and as of each day from the date of this Agreement until all moneys due or owing by the Security Parties or any of them under this Agreement and the Security Documents have been repaid in full as if made with reference to the facts and circumstances existing on each such day.

7.	CONDITIONS PRECEDENT

7.1	Conditions concerning corporate authorisations

The obligation of the Bank to make the Commitment or any part thereof available to the Borrowers and/or to allow any Transaction to be effected under the Master Agreement shall be subject to the condition that the Bank, shall have received, not later than two (2) Banking Days before the day on which the Drawdown Notice in respect of the Commitment (or, in case that more than one advance have been agreed in Clause 2.3, in respect of the first Advance) is given, the following documents and evidence in form and substance satisfactory to the Bank:

(a)

a duly certified true copy of the Articles of Incorporation and By-Laws or the Memorandum and Articles of Association, or of any other constitutional documents, as the case may be, of each corporate Security Party;

(b)

a recent certificate of incumbency of each corporate Security Party issued by the appropriate authority and/or at the discretion of the Bank signed by the secretary or a director of each of them respectively, stating the corporate body which binds every one of them, the officers and/or the directors of each of them and containing specimens of their signatures;

(c)

a recent certificate as to the shareholding of any corporate Security Party issued by an appropriate authority or, at the discretion of the Bank, signed by the secretary or a director of each of them as the case may be, stating respectively the full names and addresses of the person or persons beneficially entitled as shareholders/ stockholders of the entire issued and outstanding shares/ stock of each of them;

(d)

minutes of separate meetings of the directors and shareholders (or of any other body which binds them, if any) of any corporate Security Party at which there was approved the entry into, execution, delivery and performance of this Agreement, the other Security Documents and any other documents executed or to be executed pursuant hereto or thereto to which the relevant corporate Security Party is a party;

(e)

original of any power(s) of attorney and any further evidence of the due authority of any person signing this Agreement, the other Security Documents, the Management Agreement and any other documents executed or to be executed pursuant hereto or thereto on behalf of any corporate person;

(f)

evidence of the due authority of any person signing this Agreement, the Security Documents and any other documents executed or to be executed pursuant hereto or thereto on behalf of any corporate person;

(g)

evidence that all necessary licences, consents, permits and authorisations (including exchange control ones) have been obtained by any Security Party for the execution, delivery, validity, enforceability, admissibility in evidence and the due performance of the respective obligations under or pursuant to this Agreement and the other Security Documents;

(h) the shareholders of all Security Parties shall be acceptable in all respects to the Bank. In the event that the Bank agrees (at its sole discretion) that a Security Party may have a corporate shareholder, the conditions set out in Sub-clauses (a), (b), (c) and (h) of this Clause 7.1 shall apply (mutatis mutandis) to such corporate shareholder;

(i)

a certificate as to the Shareholders signed by the Secretary of each Borrower and stating the full names and addresses of the person or persons beneficially entitled as shareholder(s) of the entire issued and outstanding shares in each Borrower and the Corporate Guarantor; and

(j)

any other documents or recent certificates or other evidence which would be required by the Bank in relation to any corporate Security Party evidencing that the relevant Security Party has been properly established, continues to exist validly and to be in good standing, which is the corporate body which binds the company, which is its present board of directors and shareholders, that the execution and performance of the Security Documents has been duly authorised and generally that the representations in Clause 6 are correct in all respects.

7.2	Conditions concerning the Securities

The obligations of the Bank to advance the Commitment or (if so provided in Clause 2.3) any part thereof and/or to allow any Transaction to be effected under the Master Agreement is subject to the further condition that the Bank at the time of receiving a Drawdown Notice shall have received the following documents (save for the securities which, due to the requirement of their registration in public registries or due to their nature, cannot be delivered to the Bank before the relevant Drawdown Notice and which will be delivered to the Bank simultaneously with the relevant drawdown):

	(a)	each of the Security Documents and the Manager’s Undertaking duly executed and where appropriate duly registered with the appropriate registry; and

(b)

unless already delivered to the Bank, a copy (certified by the Secretary to be true and complete) of resolutions of the Board of Directors of each Borrower to open and maintain its Earnings Account and such mandate forms, signature specimen cards and other documents as the Bank may require in connection therewith;

7.3	Conditions concerning the Vessels

The obligation of the Bank to advance the Commitment or (if so provided in Clause 2.3) any part thereof and/or to allow any Transaction to be effected under the Master Agreement is subject to the further condition that the Bank shall have received prior to the relevant drawdown or, where this is not possible, simultaneously with the drawdown of the Commitment or the relevant part thereof:

(a)

a valuation of the relevant Vessel as at a date determined by the Bank but in any event before the relevant drawdown prepared on the basis specified in Clause 8.10(c) (but taking into account of any Approved Charterparty) by major shipbrokers appointed and/or approved by the Bank evidencing that the value of relevant Vessel is at least 125% of the amount of the Advance relative to such Vessel and otherwise in form and substance satisfactory to the Bank in its sole discretion;

	(b)	evidence that, prior to or simultaneously with the relevant drawdown, each Vessel will be duly registered in the ownership of its Owner through the Registry under the respective Flag State, free from any Encumbrances save for those in favour of the Bank and otherwise as contemplated herein;

(c)

evidence in form and substance satisfactory to the Bank that each of the relevant Vessels has been or will - on drawdown - be insured in accordance with the insurance requirements provided for in this Agreement and the other Security Documents (including Mortgagee’s Interest Insurance) to be followed by full copies of cover notes, policies, certificates of entry or other contracts of insurance;

	(d)	copy of the Management Agreement in form and substance satisfactory to the Bank between the Owner of each of the relevant Vessels and the Manager;

(e)

all necessary confirmations by insurers of each of the relevant Vessels that they will issue letters of undertaking and endorse notice of assignment and loss payable clauses on the Insurances, in form and substance satisfactory to the Bank in its sole discretion;

(f)

evidence that each of the relevant Vessels is classed 100 Al with Lloyd’s Register of Shipping, or to a similar standard with another classification society of like standing to be specifically approved by the Bank, and remains free from overdue recommendations and notations;

	(g)	evidence that the trading certificates of each of the relevant Vessels are valid and in force;

(h)

due authorisation in form and substance satisfactory to the Bank authorising the Bank to have access and/or obtain any copies of class records or other information at its discretion from the Classification Society of each of the relevant Vessel(s);

	(i)	a copy of each A.P. Møller-Maersk Charterparty certified as true and complete by the legal counsel of the Borrowers;

	(j)	a copy of the DOC applicable to each Vessel and of the SMC applicable to the Manager certified as true and in effect by the Manager;

(k)

copies of such ISM Code Documentation as the Bank may by written notice to the Borrowers have requested not later than two (2) days before the Drawdown Date certified as true and complete in all material respects by the Borrowers and the Manager; and

	(l)	true and complete copy of the ISSC of each Vessel issued pursuant to the ISPS Code.

7.4	No change of circumstances

The obligation of the Bank to advance the Commitment or (if so provided in Clause 2.3) any part thereof is subject to the further condition that at the time of the giving of a Drawdown Notice and on advancing the Commitment or (if it has been so agreed in Clause 2.3) on the making of the Advance to which such Drawdown Notice relates:

(a)

the representations and warranties set out in Clause 6 and in each of the Security Documents are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

(b) no Event of Default shall have occurred and be continuing or would result from the drawdown; and

(c)

the Bank shall be satisfied that there has been no change in the ownership, management, operations and/or adverse change financial condition of any Security Party which (change) might, in the sole opinion of the Bank, be detrimental to the interests of the Bank.

7.5	General Conditions

The obligation of the Bank to advance the Commitment or (if so provided in Clause 2.3) any part thereof and/or to allow any Transaction to be effected under the Master Agreement is subject to the further condition that the Bank, prior to or simultaneously with the drawdown, shall have received:

(a)

opinions from lawyers appointed by the Bank as to all the matters referred to in Clauses 6.1(a) and (b) and all such aspects of law as the Bank shall deem relevant to this Agreement and the other Security Documents and any other documents executed pursuant hereto or thereto and any further legal or other expert opinion as the Bank at its sole discretion may require;

(b) confirmation from any agents nominated in this Agreement and elsewhere in the other Security Documents for the acceptance of any notice or service of process, that they consent to such nomination; and

(c)

a receipt in writing in form and substance satisfactory to the Bank including an acknowledgement and admission of the Borrowers and/or any other Security Party to the effect that the Commitment or relevant part thereof (as the case may be) was drawn by the Borrowers and a declaration by the Borrowers that all conditions precedent have been fulfilled, that there is no Event of Default and that all the representations and warranties are true and correct.

7.6	Know your customer and money laundering compliance

The obligation of the Bank to advance the Commitment or any part thereof is subject to the further condition that the Bank, prior to or simultaneously with the drawdown, shall have received, to the extent required by any change in applicable law and regulation or any changes in the Bank’s own internal guidelines since the date on which the applicable documents and evidence were delivered to the Bank pursuant to Clause 8.1(f), such further documents and evidence as the Bank shall require to identify the Borrowers and the other Security Parties and any other persons involved or affected by the transaction(s) contemplated by this Agreement, including but without limitation a declaration of the ultimate beneficial shareholder(s) of the Borrowers and the Corporate Guarantor.

7.7	Further documents

Without prejudice to the provisions of this Clause 7 the Borrowers hereby undertakes with the Bank to make or procure to be made such amendments and/or additions to any of the documents delivered to the Bank in accordance with this Clause 7 and to execute and/or deliver to the Bank or procure to be executed and/or delivered to the Bank such further documents as the Bank and its legal advisors may reasonably require to satisfy themselves that all the terms and requirements of this Agreement have been complied with.

7.8	Conditions subsequent

(a)

The Bank shall be entitled, upon the happening of an Event of Default, to send to the Charterer of each of the Vessels a notice of assignment of the relevant A.P. Møller-Maersk Charterparty or, as the case may be, the relevant Approved Charterparty.

(b)

In the event of any of the conditions referred to in this Clause 7 not being satisfied (whether with the express or implied agreement of the Bank or otherwise) and the Bank nevertheless makes the Commitment (or any part thereof) available to the Borrowers, the Borrowers will comply or procure compliance with all such conditions by no later than fourteen (14) days after the Drawdown Date or within such longer period as the Bank shall agree to.

8.	COVENANTS

It is hereby undertaken by the Borrowers that, from the date of this Agreement and as long as any money is due and/or owing and/or outstanding under this Agreement or any of the other Security Documents, the Borrowers will:

8.1	Information Covenants

	(a)	Annual financial Statements

furnish the Bank, in form and substance satisfactory to the Bank, with annual, audited (by auditors acceptable to the Bank) consolidated financial statements of the Group (including the Borrowers) at latest within 180 days after the end of the financial year concerned, prepared in accordance with generally accepted accounting principles consistently applied, such obligation to commence as from the financial year ending on 31st December, 2008;

	(b)	Financial Information

provide the Bank annually and from time to time as the Bank may request and in form and substance satisfactory to the Bank with information on all major financial developments of the Group such as sales or purchases of vessels, new loans, refinancing/restructuring of existing loans, contracts for term employment of such vessels, as well as the financial conditions, cash flow position, commitments and operations of the Borrowers, including cash flow analysis and voyage accounts of the Vessels with a breakdown of income and running expenses showing net trading profit, trade payables and trade receivables, such financial details to be certified by one of the directors of the Borrowers as to their correctness;

	(c)	Information on adverse change or Default

promptly inform the Bank of any occurrence which came to the knowledge of the Borrowers or any other Security Party which might materially and adversely affect the ability of any of the Borrowers or any other Security Party to perform its respective obligations under this Agreement and/or any of the other Security Documents and of any Event of Default forthwith upon becoming aware thereof;

	(d)	Information on the employment of the Vessels

provide the Bank from time to time as the Bank may request with information on the employment of the Vessels as well as on the terms and conditions of any charterparty, contract of affreightment, agreement or related document in respect of the employment of the Vessels, such information to be certified by one of the directors of the Borrowers as to their correctness; and

	(e)	Know your customer and money laundering compliance

provide the Bank with such documents and evidence as the Bank shall from time to time require, based on applicable law and regulations from time to time and the Bank’s own internal guidelines from time to time to identify the Borrowers and the other Security Parties, including the ultimate legal and beneficial owner or owners of such entities, and any other persons involved or affected by the transaction(s) contemplated by this Agreement;

8.2	Banking operations-liquidity

	(a)	ensure that all banking operations performed by the Borrowers in connection with the Vessels are carried out through the Lending Branch of the Bank; and

(b)

ensure that, throughout the Security Period, it is maintained in deposit account(s) in the names of the Borrowers maintained with the Bank average monthly balances of $3,000,000 (Three million Dollars);

8.3	No Further Financial Exposure

without the prior written consent of the Bank:

	(a)	No further Indebtedness

incur no further Indebtedness nor authorise or accept any capital commitments (other than that normally associated with the day to day operations of their business) nor enter into any agreement for payment on deferred terms or hire agreement without the prior written consent of the Bank;

	(b)	No Loans

not make any loans or advances to, or any investments in any person, firm, corporation, joint venture or other entity including (without limitation) any loan or advance to any officer, director, stockholder or employee or any other company managed by the Manager directly or through the managers of the Vessels;

	(c)	No Dividends

upon the occurrence of an Event of Default, which is continuing, not declare or pay any dividends or other distribution upon any of the issued shares or otherwise dispose of any assets to any of the shareholders of the Borrowers, without the prior written consent of the Bank;

	(d)	No Payments

except pursuant to this Agreement and the Security Documents (or as expressly permitted by the same) not pay out any funds to any company or person except in connection with the administration of the Borrowers and the Corporate Guarantor and the operation and/or repair of the Vessels; and

	(e)	Master Agreement Derivatives

not enter into any transaction in a derivative other than under the Master Agreement;

8.4	Maintenance of Business Structure

	(a)	Maintenance of Business Structure

not change the nature, organisation and conduct of the business of the Borrowers as owners of the Vessels or carry on any business other than the business carried on at the date of this Agreement;

	(b)	Maintenance of Legal Structure

that none of the documents defining the constitution of any of the Borrowers shall be altered in any manner whatsoever without the prior written consent of the Bank;

	(c)	Control

ensure that no change shall be made in the direct or indirect ownership, beneficial ownership, control or management of any of the Borrowers and the Corporate Guarantor or of any of the Vessels without the prior written consent of the Bank (which consent shall not be unreasonably withheld) save for the necessary changes required for the creation of the new corporate structure of the Group and by the listing of the Corporate Guarantor in the New York Stock Exchange;

	(d)	No merger

not merge or consolidate with any other company or person;

	(e)	Subsidiaries

not form or acquire any Subsidiaries; and

	(f)	Share capital and distribution

not purchase or otherwise acquire for value any shares of its capital or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders;

8.5	No Subordination

ensure that the indebtedness of the Borrowers to the Bank hereunder will not be subordinated in priority of payment to any other present or future indebtedness;

8.6	Maintenance of Assets

	(a)	No Transfer of Assets

not convey, assign, transfer, sell or otherwise dispose of or deal with any of their real or personal property, assets or rights, whether present or future, without the prior written consent of the Bank; and

	(b)	No Encumbrance of Assets

not allow any part of its undertaking, property, assets or rights, whether present or future, to be mortgaged, charged, pledged, used as a lien or otherwise encumbered without the prior written consent of the Bank;

8.7	Covenants Concerning the Vessels

	(a)	Ownership/Management/Control

ensure that the Vessels will maintain their present ownership, management, control and beneficial ownership, save for the necessary changes required for the creation of the new corporate structure of the Group and by the listing of the Corporate Guarantor in the New York Stock Exchange;

	(b)	Class

ensure that the Vessels will remain in class free of overdue recommendations or notations and provide the Bank on demand with copies of all class and trading certificates of the Vessels;

	(c)	Insurances

maintain all Insurances of the Vessels and comply with all insurance requirements specified in this Agreement and the Mortgages and in case of failure to maintain the Vessels so insured authorise the Bank (and such authorisation is hereby expressly given to the Bank) to have the right but not the obligation to effect such Insurances on behalf of the Owner (and in case that any of the Vessels remains in port for an extended period to effect port risks Insurances at the cost of the Borrowers which, if paid by the Bank, shall be Expenses);

	(d)	Transfer/Encumbrances

not without the prior written consent of the Bank sell or otherwise dispose of any of the Vessels or any share therein or create or agree to create or permit to subsist any Encumbrance over either Vessel (or any share or interest therein) other than Permitted Encumbrances;

	(e)	Not imperil Flag, Ownership, Insurance

ensure that each of the Vessels is maintained and trades in conformity with the laws of the flag of the respective Vessel, of its owning company or of the nationality of the officers, the requirements of the Insurances and nothing is done or permitted to be done which could endanger the flag of the respective Vessel or its unencumbered (other than Permitted Encumbrances) ownership or its Insurances;

(f)	Mortgage Covenants

always comply with all the covenants provided for in the mortgage on each of the Vessels;

(g)	Charter

not without the prior written consent of the Bank (such consent not to be unreasonably withheld) enter into a charterparty, contract of affreightment, agreement or related document in respect of the employment of the vessels (i) for a period for more than 12 months or (ii) on demise charterparty;

(h)	Charter Assignment

execute and deliver to the Bank within fifteen (15) days of signing of any charter, the duration of which is agreed to be for a period, directly or by extension more than twelve (12) months, (a) a specific assignment of such charter in form and substance satisfactory to the Bank and (b) a notice of any such assignment addressed to the relevant charterer (to be served upon the happening of an Event of Default) and, in such case, endorsed with an acknowledgement of receipt by the relevant charterer all in form and substance satisfactory to the Bank or (c) alternatively at the discretion of the Bank, a copy of irrevocable instructions of the Owner of the respective Vessel to the charterer (to be served upon the happening of an Event of Default) for the payment of the hire to the Bank and/or a copy of the charterparty with appropriate irrevocable notation;

(i)	Compliance with Environmental Laws

to comply with, and procure that all Environmental Affiliates of the Borrowers comply with, all Environmental Laws including without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Borrowers obtain and comply with, all Environmental Approvals and to notify the Bank forthwith:

(i) of any Environmental Claim for an amount or amounts exceeding $1,000,000 made against either Vessel and/or the Owner thereof; and

(ii)

upon becoming aware of any incident which may give rise to an Environmental Claim and to keep the Bank advised in writing of the Owner’s response to such Environmental Claim on such regular basis and in such detail as the Bank shall require.

(j)	Compliance with ISM Code and ISPS Code

will procure that the Manager and any Operator:

(i)

will comply with and ensure that each Vessel and any Operator complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

(ii) immediately inform the Bank if there is any threatened or actual withdrawal of the Borrowers’, the Manager’s or an Operator’s DOC or the SMC in respect of the Vessels (or any of them); and

(iii)

promptly inform the Bank upon the issue to the Borrowers (or any of them), the Manager or any Operator of a DOC and to any of the Vessels of an SMC or the receipt by the Borrowers (or any of them), the Manager or any Operator of notification that its application for the same has been realised; and

(iv)

(aa) will maintain at all times a valid and current ISSC in respect of each Vessel, (bb) immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Vessel and (cc) procure that each Vessel will comply at all times with the ISPS Code.

8.8	Observance of Covenants

	(a)	Use of the Loan

use the Loan exclusively for the purposes specified in this Agreement;

	(b)	Compliance with Covenants

duly and punctually perform all obligations under this Agreement and the other Security Documents;

	(c)	Payment on Demand

pay to the Bank on demand any sum of money which is payable by the Borrowers to the Bank under this Agreement but in respect of which it is not specified in any other Clause when it is due and payable; and

	(d)	Evidence of Compliance

upon request by the Bank from time to time provide such information and evidence to the Bank as the Bank would reasonably require to demonstrate compliance with the covenants and undertakings set forth in this Agreement and any other Security Document;

8.9	Validity of Securities

	(a)	Validity

ensure and procure that all governmental or other consents required by law and/or any other steps required for the validity, enforceability and legality of this Agreement and the other Security Documents are maintained in full force and effect and/or appropriately taken;

	(b)	Earnings

ensure and procure that, unless and until directed by the Bank otherwise (i) all the Earnings of each Vessel shall be paid to the relevant Earnings Account and (ii) the persons from whom the Earnings are from time to time due are irrevocably instructed to pay them to the relevant Earnings Account in accordance with the provisions hereof and of the relevant Security Documents;

	(c)	Taxes

pay all Taxes, assessments and other governmental charges when the same fall due, except to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves have been set aside for their payment if such proceedings fail; and

	(d)	Additional Documents

from time to time at the request of the Bank execute and deliver to the Bank or procure the execution and delivery to the Bank of all such documents as shall be deemed desirable at the reasonable discretion of the Bank for giving full effect to this Agreement, and for perfecting, protecting the value of or enforcing any rights or securities granted to the Bank under any one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto and in case that any Conditions Precedent have not been fulfilled prior to the Drawdown, such Conditions shall be complied with within fifteen (15) days of Drawdown (unless the Bank agrees otherwise in writing) and failure to comply with this Covenant shall be an Event of Default;

8.10	Market Value to Debt Ratio-Additional Security - Valuation of the Vessels

(a)

The Borrowers hereby jointly and severally undertake that the aggregate of (i) the aggregate Market Values of the Mortgaged Vessels (determined in accordance with Clause 8.10(b) or, as the case may be Clause 8.10(c)) and (ii) the value in Dollars of any additional security given under this clause and accepted by the Bank (at its discretion) shall be at least equal to of the Security Requirement at the relevant time and if at any relevant time the aggregate of the Market Values of the Mortgaged Vessels (together with the value in Dollars of any additional security given under this clause and accepted by the Bank (at its discretion)) is less than the Security Requirement, they will within fifteen (15) Banking Days of being advised by the Bank of such event either:

(i)

provide the Bank with such additional security as shall in the opinion of the Bank be adequate to make up such deficiency and which shall take such form and shall be constituted by such documentation and be entered into between such parties as the Bank in its absolute discretion may approve or require (and, if the Borrowers do not make proposals satisfactory to the Bank in relation to such additional security within the aforesaid period of fifteen (15) Banking Days of the date of the Bank’s notification to the Borrowers aforesaid, the Borrowers shall be deemed to have elected to prepay in accordance with sub-clause (ii) below), or

(ii)

prepay (in accordance with Clause 4.2 (but without regard to the requirement for ten (10) days notice) such amount of the Loan as will ensure that the aggregate Market Value (determined as aforesaid) of the Mortgaged Vessels and any such additional security is after such prepayment at least equal to

110% or, as the case may be, 120% of the aggregate of (i) the Loan and (ii) the Swap Exposure.

Such additional security shall be constituted by:

		aa)	additional pledged cash deposits in favour of the Bank in an amount equal to such shortfall with a bank and in an account and mariner to be determined by the Bank; and/or

		bb)	any other security acceptable to the Bank to be provided in a manner determined by the Bank;

any such additional security provided to the Bank shall be released by the Bank once the Security Requirement ratio has been restored. The provisions of Clause 4.3 and 4.4 shall apply to prepayments under Clause 8.10(a).

(b)

Valuation of Mortgaged Vessel subject to Approved Charterparty. For the purpose of this Clause 8.10 the Market Value of a Mortgaged Vessel which at the relevant time is subject to an Approved Charterparty with an unexpired term of at least 12 months with a first class charterer acceptable to the Bank (which acceptance shall not be unreasonably withheld) shall be the aggregate of the present values (as may be conclusively determined by the Bank) of:

(i)

the Bareboat-equivalent Time Charter Income of such Mortgaged Vessel in respect of the remaining unexpired term of the relevant Approved Charterparty excluding any periods for which the relevant Approved Charterparty may be renewed at the option of any party (for the purposes of this Clause 8.10, an “option period”); and

	(ii)	the Residual Value of such Mortgaged Vessel;

For the purposes of this Clause 8.10:

aa.

the discount rate which will apply in calculating the present value of the amounts referred to in paragraphs (i) and (ii) of this Clause 8.10(b) will be the applicable interest rate swap rate for a period equal to the unexpired term of the relevant Mortgaged Vessel Approved Charterparty (excluding any option periods (rounded up to the nearest integral year));

bb.

“Bareboat - equivalent Time Charter Income” means, in relation to a Mortgaged Vessel the aggregate charter hire due and payable to the Owner of that Mortgaged Vessel for the remaining unexpired term of the Approved Charterparty relative to that Mortgaged Vessel at the relevant time (excluding any option periods (as that term is defined in Clause 8.10(b)(i)) less the aggregate operating expenses of that Mortgaged Vessel as determined by the Borrowers to the satisfaction of the Bank for the same period; and

		cc.	“Residual Value” of the relevant Mortgaged Vessel means the current charter-free market value (determined in accordance with Clause 8.10(c)) of a vessel with identical characteristics to such

Mortgaged Vessel other than its age which shall, for the purposes of this Clause 8.10, be considered to be the age of such Mortgaged Vessel at the expiration of the Approved Charterparty to which such Mortgaged Vessel is subject at the relevant time (excluding any option periods).

(c)

Valuation of Mortgaged Vessel not subject to an Approved Charterparty. For the purpose of this Clause 8.10 the Market Value of a Mortgaged Vessel which at the relevant time is not subject to an Approved Charterparty shall be made on the basis of one valuation made by such first class independent sale and purchase shipbrokers as may from time to time be appointed or approved by the Bank. For this purpose, such valuation shall be made on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer, but without taking into account any existing charter in respect of such Mortgaged Vessel. The Bank and the Borrowers each agrees to accept such valuation made by the shipbroker appointed as aforesaid as conclusive evidence of the Market Value of the relevant Mortgaged Vessel at the date of such valuation. Each of the Borrowers agrees to supply the Bank and any shipbroker appointed as aforesaid with such information concerning each of the Mortgaged Vessels and her condition as such shipbroker may reasonably require for the purpose of making such valuation.

(d)

Valuation of additional security For the purpose of this Clause 8.10, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto provided, always, that if the additional security is in the form of a collateral vessel such collateral vessel shall be valued in accordance with the provisions of Clause 8.10(b) or, as the case may be, 8.10(c) or if the additional security is in form of a cash deposit full credit shall be given for such cash deposit on a Dollar for Dollar basis; and

(e)

Documents and evidence In connection with any additional security provided in accordance with this Clause 8.10, the Bank shall be entitled to receive such evidence and documents as may in the Bank’s reasonable opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.11	Substitution of Personal Guarantee - Additional Financial covenants

	(a)	The Borrowers may request the substitution of the Corporate Guarantee for the Personal Guarantee, subject to satisfaction of the following additional financial covenants:

		(i)	the Corporate Guarantor to maintain market value Adjusted Net Worth of at least $500,000,000 (Five hundred million Dollars);

		(ii)	the Corporate Guarantor to ensure that the Leverage Ratio of the Group does not exceed 75%;

		(iii)	the Corporate Guarantor to maintain minimum cash of the greater of $30,000,000 (Thirty million Dollars) and 3% of its total debt;

		(iv)	the Corporate Guarantor to maintain the consolidated interest cover ratio (EBITDA to Net Interest Expense) of 2.5 minimum;

		(v)	the Corporate Guarantor not to declare or pay dividends if the Leverage Ratio exceeds 70%.

(b)

The expressions used in this Clause 8.12 shall be construed in accordance with law and accounting principles internationally accepted as used in the Accounting Information produced in accordance with sub-clause 8.1(a), and for the purposes of this Agreement:

(i)

“Leverage Ratio” means, in respect of an Accounting Period, total liabilities less cash and cash equivalents over adjusted market value of the aggregate on a consolidated basis of the Group assets less cash and cash equivalents;

		(ii)	“Adjusted Net Worth” means, in respect of an Accounting Period, book equity adjusted for the difference between the book and market value of assets;

		(iii)	“EBITDA” on a consolidated basis of the Group means the Earnings before interest and other taxes, depreciation and amortization;

		(iv)	“Net Interest Expense” means on a consolidated basis the total interest expense minus the total interest income;

		(v)	“Accounting Information” means the annual audited consolidated financial statements of the Group, to be provided by the Borrowers to the Bank in accordance with Clause 8.1(a); and

		(vi)	“Accounting Period” means each consecutive period of twelve months falling during the Security Period for which annually Accounting Information is required to be delivered pursuant to Clause 8.1(a).

(c)

The Borrowers shall ensure that after the creation of the new corporate structure of the Group and the listing of the Corporate Guarantor in the New York Stock Exchange and throughout the remainder of the Security Period at least 40% of the shares of the Corporate Guarantor shall be directly or indirectly held by members of the Vasileios Konstantakopoulos family.

9.	EVENTS OF DEFAULT

There shall be an Event of Default whenever an event described in Clauses 9.1 to 9.8 occurs:

9.1	Non Performance of Obligations

(a)

the Borrowers (or any of them) fail(s) to pay any sum due under this Agreement and/or any of the other Security Documents at the time, in the currency and in the manner stipulated herein and/or any of the other Security Documents, or, in the case of any sum payable on demand, within three (3) Banking Days of such demand; or

(b)

the Borrowers (or any of them) fail(s) to observe and perform any one or more of the covenants, terms or obligations contained in this Agreement and the Mortgages and/or any other Security Document relating to the Insurances; or

(c)

the Borrowers (or any of them) commit(s) any breach of or omits to observe any of the covenants, terms, obligations or undertakings under this Agreement and/or any of the other Security Documents (other than failure to pay any sum when due or to comply with any obligation concerning the Insurances) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) Banking Days of the Bank notifying the Borrowers of such required action to remedy the breach or omission; or

9.2	Events affecting the Borrowers

(a)

any of the Borrowers is adjudicated or found bankrupt or insolvent or any judgement or order is made by any competent court or resolution passed by any of the Borrowers or petition (which is not in the reasonable opinion of the Bank frivolous or is not being contested in good faith by such Security Party) presented for the winding-up or dissolution of any of the Borrowers or for the appointment of a liquidator, trustee, administrator or conservator of the whole or any substantial part of the undertakings, assets, rights or revenues of any of the Borrowers; or

(b)

any of the Borrowers becomes or is deemed to be insolvent or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to any of the Borrowers under any law, regulation or procedure relating to reconstruction or readjustment of debts; or

(c)

an encumbrancer takes possession or a receiver or similar officer is appointed of the whole or any part of the undertakings, assets, rights or revenues of any of the Borrowers or a distress, execution, sequestration or other process is levied or enforced upon or sued out against any of the undertakings, assets, rights or revenues of any of the Borrowers and is not discharged within fourteen (14) Banking Days; or

(d)

all or a material part of the undertakings, assets, rights or revenues of any of the Borrowers are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

(e)

any event occurs or proceeding is taken with respect to any of the Borrowers in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clauses 9.2(a) to 9.2(d); or

	(f)	any of the Borrowers suspends or ceases or threatens to suspend or cease to carry on its business; or

	(g)	there occurs, in the reasonable opinion of the Bank, a materially adverse change in the financial condition of any of the Borrowers; or

(h)

any other event occurs or circumstances arise which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any of the Borrowers to perform all or any of its obligations under or otherwise to comply with the terms of this Agreement and/or any of the other Security Documents, or (ii) the security created by this Agreement and/or any of the Security Documents; or

(i)

there is any change in the Borrowers’ beneficial ownership of the shares in any of the Borrowers and the Corporate Guarantor, save for the necessary changes required for the creation of the new corporate structure of the Group and by the listing of the Corporate Guarantor in the New York Stock Exchange as a result of which less than 40% of the shares of the Corporate Guarantor are directly or indirectly held by members of the Konstantakopoulos family; or

9.3	Representations Incorrect

any representation or warranty made or deemed to be made or repeated by or in respect of the Borrowers in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect in any material respect; or

9.4	Cross-default

any Indebtedness of any Security Party is not paid on its due date or within any period of grace specified in the contract evidencing the original terms of such Indebtedness or, if repayable on demand, shall not be repaid on demand or, being a guarantee, is not honoured when first demanded or becomes due or capable of being declared due prior to its stated date of payment unless the same is being contested in good faith and the Bank is satisfied that the same does not and will not affect the performance by the Borrowers (or either of them) of their/its obligations under this Agreement and the Security Documents; or

9.5	Events affecting the Security Documents

(a)

this Agreement or any of the other Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any party thereto (other than the Bank), or if any such party shall deny that it has any, or any further, liability thereunder or it becomes impossible or unlawful for any of the Borrowers to fulfil any of its covenants and obligations contained in this Agreement or any of the Security Documents or for the Bank to exercise the rights vested in it thereunder or otherwise; or

(b)

any consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any of the Borrowers to authorise or otherwise in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and/or any of the other Security Documents or the performance by any of the Borrowers of its obligations under this Agreement and/or any of the other Security Documents is modified in a manner unacceptable to the Bank or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect; or

(c) any Encumbrance in respect of any of the property (or part thereof) which is the subject of the Security Documents (or any of them) is enforced; or

(d)

any other event or events (whether related or not) occurs which constitutes a material (in the reasonable opinion of the Bank) adverse change, from the position applicable as at the date of this Agreement, in the business, affairs or condition (financial or otherwise) of any Security Party or a Credit Support Provider) (including any such material adverse change resulting from an Environmental Incident) the effect of which is, in the reasonable opinion of the Bank, to impair, delay or prevent the due fulfillment by any Security Party or a Credit Support Provider of any of their respective obligations or undertakings contained in this Loan Agreement, the Master Agreement or any of the Security Documents; or

9.6	Events concerning the Security Parties

(a)

any Security Party (other than the Borrowers) fails to pay any sum due from it under this Agreement and/or any of the Security Documents when due, or, in the case of any sum payable on demand, within three (3) Banking Days of demand; or

(b)

any Security Party (other than the Borrowers) fails to observe and perform any one or more of the covenants, terms or obligations contained in this Agreement and the Mortgages and/or the other Security Documents relating to the Insurances; or

(c)

any Security Party (other than the Borrowers) commits any breach of or omits to observe any of the covenants, terms, obligations or undertakings expressed to be assumed by it under this Agreement and/or any of the Security Documents (other than failure to pay any sum when due or to observe or perform obligations relating to the Insurances) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) Banking Days of the Bank notifying the relevant Security Party, of such required action to remedy the breach or omission; or

(d)

any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party (other than the Borrowers) in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect in any material respect; or

(e) any of the events referred to in Clauses 9.2 to 9.5 occurs (amended as appropriate) in relation to any Security Party (other than the Borrowers); or

(f)

death of the Personal Guarantor or any steps are taken or legal proceedings initiated for the Personal Guarantor which jeopardise the security constituted by the Personal Guarantee and the Borrowers fail to provide the Bank with a new Personal Guarantee executed by a Personal Guarantor acceptable to the Bank at its reasonable discretion; or

9.7	Environmental Events

(a)

any Security Party and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Vessels or any other Relevant Ship is involved in any incident which gives rise or which may give rise to any Environmental Claim, if in any such case, such non compliance or incident or the consequences thereof could (in the reasonable opinion of the Bank) be expected to have a material adverse effect on the business assets, operations, property or financial condition of any of the Borrowers or any other Security Party or on the security created by any of the Security Documents; or

(b)

any Security Party or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any of the Vessels is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including without limitation, liability for Environmental Claims arising in jurisdictions where any of the Vessels operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

9.8	Events concerning the Master Agreement

	(a)	an Event of Default or Potential Event of Default (in each case as defined in the Master Agreement) has occurred and is continuing under the Master Agreement; or

	(b)	notice of an Early Termination Date is given by the Bank under section 6(a) of the Master Agreement; or

	(c)	an Early Termination Date (as defined in the Master Agreement) has occurred or been effectively designated under the Master Agreement; or

	(d)	a person entitled to do so gives notice of an Early Termination Date (as defined in the Master Agreement) under section 6(b)(iv) of the Master Agreement; or

	(e)	the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

9.9	Events concerning the Vessels

	(a)	either Vessel becomes a Total Loss unless:

(i)

the Bank shall have received within sixty (60) days after the occurrence of the event giving rise to such total Loss confirmation from the relevant underwriter that such Total Loss is an insured event and constitutes a valid claim against such underwriters; and

(ii)

after receipt of such confirmation the Bank shall have received within one hundred and eighty days (180) after the occurrence of such event, the insurance proceeds in an amount equal to the amount for which such Vessel was required to be insured in accordance with the provisions of this Agreement immediately prior to the event giving rise to such Total Loss; or

(b)

either Vessel ceases to be managed by the Manager (for any reason other than the reason of a Total Loss or sale of such Vessel) without the approval of the Bank and the Borrowers fail to appoint an Manager within two (2) days after the termination of the Management Agreement with the previous Manager; or

(c)

any of the Vessels is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the Borrowers shall fail to procure the release of such Vessel within a period of thirty (30) days thereafter; or

	(d)	the registration of any of the Vessels under the laws and flag of her Flag State is cancelled or terminated without the prior written consent of the Bank or, if a Vessel is only provisionally registered on the delivery date for such Vessel and is not permanently registered under the laws and flag of her Flag State at least ten (10) days prior to the deadline for completing such permanent registration;

(e)

the Flag State of any of the Vessels becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means or is occupied by any other power and, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

(f)

any of the Owners or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any of the Vessels is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdiction where any of the Vessels operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

(g)

(without prejudice to the generality of Sub-Clause 9.1(b) and (c)) for any reason whatsoever the provisions of Clause 8.7(j)(i), (ii) and (iii) are not complied with and/or any of the Vessels ceases to comply with the ISM Code; or

(h)

(without prejudice to the generality of sub-Clause 9.1(b) and (c)) for any reason whatsoever the provisions of Clause 8.7(j)(iv) are not complied with and/or any Vessel ceases to comply with the ISPS Code; or

9.10	Consequences of default

The Bank may without prejudice to any other rights of the Bank (which will continue to be in force concurrently with the following), at any time after the happening of an Event of Default, which is continuing:

	(a)	by notice to the Borrowers declare that the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

(b)

by notice to the Borrowers declare that the Loan and all interest and commitment commission accrued and all other sums payable under this Agreement and the other Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable without any further diligence, presentment, demand of payment, protest or notice or any other procedure from the Bank which are expressly waived by the Borrowers; and/or

(c)

put into force and exercise all or any of the rights, powers and remedies possessed by it under this Agreement and/or under any other Security Document and/or as mortgagee of the Vessels, mortgagee, chargee or assignee or as the beneficiary of any other property right or any other security (as the case may be) of the assets charged or assigned to it under the Security Documents or otherwise (whether at law, by virtue of any of the Security Documents or otherwise);

9.11	Insolvency Events of Default

If an event occurs in respect of any of the Borrowers or the other Security Parties of the type described in Clause 9.2(a) to (e) (except (i) in the case when a petition was presented or proceedings were commenced or a suit or writ were issued by a third party and the relevant Borrower or Security Party is defending itself in bona fide and (ii) in the case that such events mentioned in Clause 9.2 relate to only a part of the undertakings, assets, rights or revenues which in the reasonable opinion of the Bank does not affect the ability of the Borrowers to perform their obligations under this Agreement and/or the other Security Documents) the obligation of the Bank to make the Commitment available shall terminate immediately upon receipt by the Bank of the relevant information (as such receipt shall be conclusively certified by a certificate of the Bank) and all amounts payable under sub-clause 9.10(b) above shall become immediately due and payable without any notice or other formality which is hereby expressly waived by the Borrowers.

9.12	Proof of Event of Default

It is agreed that (i) the non-payment of any sum of money in time will be proved conclusively by mere passage of time and (ii) the occurrence of this (non payment) and any other Event of Default shall be proved conclusively (save for manifest error) by a mere written statement of the Bank which (statement) shall be conclusive, binding and full evidence for the Borrowers and the Corporate Guarantor, but the Borrowers and the Corporate Guarantor shall be allowed to rebut such evidence by any means of evidence save for witnesses.

9.13	Exclusion of Bank’s liability

Neither the Bank nor any receiver or manager appointed by the Bank, shall have any liability to the Borrowers (or any of them) or any other Security Party:

(a)

for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Security Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)

as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt the Bank or a receiver or manager from liability for losses shown to have been caused by the negligence or the wilful misconduct of the Bank’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

10.	INDEMNITIES - EXPENSES - FEES

10.1	Miscellaneous Indemnities

(a)

The Borrowers shall on demand (and it is hereby expressly jointly and severally undertaken by the Borrowers to) indemnify the Bank, without prejudice to any of the other rights of the Bank under any of the Security Documents, against any loss or expense which the Bank shall certify as sustained or incurred as a consequence of:

		(i)	any default in payment by any of the Security Parties of any sum under any of the Security Documents when due;

(ii)

the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) and/or the acceleration of repayment of the Loan (or any part thereof) pursuant to Clause 9.10; and/or

(iii)

any prepayment of the Loan or part thereof being made under Clauses 4.2, 4.3, 8.10(a) or 12 or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

		(iv)	the Commitment or either Tranche not being advanced for any reason (excluding any default by the Bank) after the Drawdown Notice has been given,

	(b)	Without limiting its generality, Clause 10.1(a) covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Bank:

(i)

in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(ii)

in terminating or reversing, or otherwise in connection with, any Transaction or any other interest rate and/or currency swap or any other transaction or arrangement entered into by the Bank (whether with another legal entity or with another office or department of the Bank) to hedge any exposure arising under this Agreement or that part which the Bank determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement or the Master Agreement.

10.2	Expenses

The Borrowers shall (and it is hereby expressly undertaken by the Borrowers to) pay to the Bank on demand:

	(a)	Initial and Amendment expenses

all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement and the other Security Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or any of the Security Documents and/or in connection with any proposal by the Borrowers to constitute additional security pursuant to Clause 8.10(a), whether any such security shall in fact be constituted or not;

(b) Enforcement expenses

all expenses (including legal and out-of-pocket expenses) incurred by the Bank in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement and/or any of the other Security Documents, or otherwise in respect of the moneys owing under this Agreement and/or any of the other Security Documents or the contemplation or preparation of the above, whether they have been effected or not; and

(c) Other expenses

any and all other Expenses as defined in Clause 1.2.

(d) Legal costs

the legal costs of the Bank’s appointed lawyer, in respect of the preparation of this Agreement and the other Security Documents as well as the legal costs of the foreign lawyers (if these are available) in respect of the registration of the Security Documents or any search or opinion given to the Bank in respect of the Security Parties or the Vessels (or any of them) or the Security Documents. The said legal costs shall be due and payable on the date of drawdown.

All expenses payable pursuant to this Clause 10.2 shall be paid together with value added tax (if any) thereon.

10.3	Stamp duty

The Borrowers shall (and it is hereby expressly undertaken by the Borrowers to) pay any and all stamp, registration and similar taxes or charges (including those payable by the Bank) imposed by governmental authorities in relation to this Agreement and any of the other Security Documents, and shall indemnify the Bank against any and all liabilities with respect to, or resulting from delay or omission on the part of the Borrowers to pay such stamp taxes or charges.

10.4	Environmental Indemnity

The Borrowers shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal) penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason out of an Environmental Claim made or asserted against the Bank.

10.5	Currency indemnity

If any sum due from the Borrowers under any of the Security Documents or any order or judgement given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgement into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against the Borrowers or any other Security Party, as the case may be or (ii) obtaining an order or judgement in any court or other tribunal or (iii) enforcing any order or judgement given or made in relation to any of the Security Documents, the Borrowers shall (and it is hereby expressly undertaken by the Borrowers to) indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency into the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. The term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

10.6	MII costs

The Borrowers shall (and it is hereby expressly undertaken by the Borrowers to) reimburse the Bank on demand for any and all costs incurred by the Bank (as supported by vouchers/invoices) in effecting and keeping effected a mortgagee’s interest insurance which the Bank may at any time effect for an amount of 110% of the amount of the Loan at the Bank’s wording or upon such terms as shall from time to time be determined by the Bank (herein “MII”), provided, however, that the Bank shall in its absolute discretion appoint and instruct in respect of any such MII the insurance brokers in respect of such insurance and provided, further, that in the event that the Bank effects any such insurance on the basis of any mortgagee’s open cover, the Borrowers shall pay on demand to the Bank their proportion of premium due in respect of the Relevant Ship for which such insurance cover has been effected by the Bank, and any certificate of the Bank in respect of any such premium due by the Borrowers (as supported by the necessary invoices/vouchers) shall (save for manifest error) be conclusive and binding upon the Borrowers.

10.7	Maintenance of the Indemnities

The indemnities contained in this Clause 10 shall apply irrespective of any indulgence granted to the Borrowers or any other party from time to time and shall continue to be in full force and effect notwithstanding any payment in favour of the Bank and any sum due from the Borrowers under this Clause 10 will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under any one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto.

10.8	Communications Indemnity

It is hereby agreed in connection with communications that:

(a)

express authority is hereby given by the Borrowers to the Bank to accept (at the sole discretion of the Bank) all tested or untested communications given by facsimile or otherwise, regarding any or all of the notices, requests, instructions or other communications under this Agreement, subject to any restrictions imposed by the Bank relating to such communications including, without limitation (if so required by the Bank), the obligation to confirm such communications by letter;

(b)

each of the Borrowers shall recognise any and all of the said notices, requests, instructions or other communications as legal, valid and binding, when these notices, requests, instructions or communications come from the fax numbers mentioned in Clause 15.1 or any other fax usually used by it or its managing company;

(c)

each of the Borrowers hereby assumes full responsibility for the execution of the said notices, requests, instructions or communications by the Bank and promises and recognises that the Bank shall not be held responsible for any loss, liability or expense that may result from such notices, requests, instructions or other communications; it is hereby undertaken by the Borrowers to indemnify in full the Bank from and against all actions, proceedings, damages, costs, claims, demands, expenses and any and all direct and/or indirect losses which the Bank or any third party may suffer, incur or sustain by reason of the Bank following such notices, requests, instructions or communications;

(d)

with regard to notices, requests, instructions or communications issued by electronic and/or mechanical processes (e.g. by facsimile), the risk of equipment malfunction, including, without limitation, transmission errors and omissions is assumed fully and accepted by the Borrowers;

	(e)	the risks of errors in notices, requests, instructions or communications being given as mentioned above, are for the Borrowers, and the Bank will be indemnified in full pursuant to this Clause;

(f)

the Bank shall have the right to ask the Borrowers to furnish any information the Bank may require to establish the authority of any person purporting to act on behalf of the Borrowers for these notices, requests, instructions or communications but it is expressly agreed that there is no obligation for the Bank to do so. The Bank shall be fully protected in, and the Bank shall incur no liability to the Borrowers for acting upon the said notices, requests, instructions or communications which were believed by the Bank in good faith to have been given by the Borrowers or by any of their authorised representative(s);

(g)

it is undertaken by the Borrowers to safeguard the function and the security of the electronic and mechanical appliance(s) such as fax(es) etc., as well as the code word list, if any, and to take adequate precautions to protect such code word list from loss and to prevent its terms becoming known to any persons not directly concerned with its use; the Borrowers shall hold the Bank harmless and indemnified from all claims, losses, damages and expenses which the Bank may incur by reason of the failure of the Borrowers to comply with the obligations under this Clause and/or this Agreement;

(h)

the Bank may at any time, without disclosing to the Borrowers the reason (and such discretion of the Bank is expressly admitted by the Borrowers hereby) refuse to execute the notices, requests, instructions or communications of the Borrowers or any part thereof given by fax without incurring any responsibility for loss, liability or expense arising out of such refusal, unless the original of any such notice, request, instruction or communication has also been delivered to the Bank.

10.9	Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by the Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to the Commitment and/or the Loan or deposits obtained by it to fund the whole or part of the Loan and to the extent such cost or loss is not recoverable by the Bank under clause 12.2.

10.10	Arrangement Fee - Commitment Fee

(a)

The Borrowers shall pay, or as the case may be, have paid to the Bank on the date hereof a non-refundable arrangement fee in the sum of Three hundred thousand Dollars ($300,000) being equivalent to 0.20% of the Commitment payable on the first Drawdown Date.

(b)

The Borrowers shall pay to the Bank on each of the dates falling at three monthly intervals after the date of acceptance of the Commitment Letter i.e. 6.05.2008 until the last day of the Availability Period (or if earlier on the Drawdown Date last to occur), commitment commission for the account of the Bank computed from the date of acceptance of the Commitment Letter in the case of the first payment of commission) and from the date of the preceding payment of commission (in the case of each subsequent payment) at the rate of 0.20% per annum on the daily undrawn and uncancelled amount of the Commitment.

The arrangement fee and commitment commission referred to in this Clause 10.10 shall be payable by the Borrowers to the Bank whether or not any part of the Commitment is ever advanced.

11.	SECURITY, APPLICATION AND SET-OFF

11.1	Securities

As security for the due and punctual repayment of the Loan and payment of interest thereon as provided in this Agreement and of all other Outstanding Indebtedness, the Borrowers shall ensure and procure that the following Security Documents are duly executed and, where required, registered in favour of the Bank in form and substance satisfactory to the Bank at the time specified herein or otherwise as required by the Bank and ensure that such security consists of:

	(a)	the Mortgages;

	(b)	the General Assignments;

	(c)	the Personal Guarantee;

	(d)	the Corporate Guarantee (upon substitution for the Personal Guarantee);

	(e)	the Charterparty Assignments;

	(f)	the Accounts Pledge Agreement; and

	(g)	the Master Agreement Security Deeds.

11.2	Maintenance of Securities

It is hereby undertaken by the Borrowers that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing and/or due under this Agreement or under the other Security Documents be valid and binding obligations of the respective Security Parties thereto and rights of the Bank enforceable in accordance with their respective terms and that they will, at the expense of the Borrowers, execute, sign, perfect and do any and every such further assurance, document, act, omission or thing as in the opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

11.3	Application of funds

All moneys received by the Bank under or pursuant to any of the Security Documents shall be applied by the Bank in the following manner:

(a)

firstly, in or towards payment of Expenses and all sums other than principal or interest which may be due to the Bank under this Agreement and the other Security Documents or any of them at the time of application;

	(b)	secondly, in or towards payment of any default interest;

	(c)	thirdly, in or towards payment of any arrears of interest due in respect of the Loan or any part thereof;

	(d)	fourthly, in or towards repayment of the Loan whether the same is due and payable or not;

(e)

fifthly, in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

	(f)	sixthly, in or towards payment to the Bank of any other sums owing to it under any of the Security Documents (other than the Master Agreement);

	(g)	seventhly, in or towards payment to the Bank of any sum owing under the Master Agreement; and

	(h)	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

11.4	Set off

	(a)	Right of Set-off

Express authority is hereby given by the Borrowers to the Bank without prejudice to any of the rights of the Bank at law, contractually or otherwise, at any time and without notice to the Borrowers:

(i)

to apply any credit balance standing upon any account of the Borrowers or any of them with any branch of the Bank and in whatever currency in or towards satisfaction of any sum due to the Bank from the Borrowers under this Agreement and/or any of the other Security Documents;

(ii) in the name of the Borrowers and/or the Bank to do all such acts and execute all such documents as may be necessary or expedient to effect such application; and

(iii) to combine and/or consolidate all or any accounts in the name of the Borrowers or any of them with the Bank.

For all or any of the above purposes authority is hereby given to the Bank to purchase with the monies standing to the credit of any such account or accounts such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given by this Clause.

	(b)	Rights under Master Agreement

(i)

Without prejudice to its rights hereunder and/or under the Master Agreement, the Bank may at the same time as, or at any time after, any Event of Default under this Agreement or the Borrowers’ default under the Master Agreement, set off any amount due now or in the future from the Borrowers to the Bank under this Agreement against any amount due from the Bank to the Borrowers under the Master Agreement and apply the first amount in discharging the second amount. The effect of any set off under this clause 11.4(b) shall be effective to extinguish or, as the case may require, reduce the liabilities of the Bank under the Master Agreement.

(ii)

The rights conferred on the Bank by this Clause 11.4 shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the Bank by the Master Agreement. Each of the Borrowers acknowledges that the Bank shall be under no obligation to make any payment to the Borrowers under or pursuant to the Master Agreement if, at the time that payment becomes due, there shall have occurred an Event of Default, which is continuing or Potential Event of Default, or an Event of Default or Termination Event (as those terms are respectively defined in the Master Agreement).

11.5	Earnings Account

(a)

The Borrowers shall procure that throughout the Security Period all the Earnings of each of the Vessels shall be paid to the relevant Earnings Account. No sums shall be withdrawn from either Earnings Account except as hereinafter provided.

	(b)	Subject to Clause 9, all moneys paid to the Earnings Accounts after discharging the cost (if any) incurred by the Bank in collecting such moneys, shall be applied by the Bank as follows:

(i) in payment of any and all sums whatsoever due and payable to the Bank hereunder (such sums to be paid in such order as the Bank may in its sole discretion elect); and

(ii) any credit balance shall be available to the Borrowers;

provided, however, that:

(iii)

sums standing to the credit of the Earnings Accounts shall bear interest at the rate the Bank customarily pays on deposits in the relevant currency in comparable amounts for comparable periods (as conclusively certified by the Bank) and any interest accruing thereon shall be paid to the relevant Earnings Account;

(iv) nothing herein contained shall be deemed to affect the absolute obligation of the Borrowers to repay the Loan and pay interest thereon as provided in Clauses 3 and 4.

(c)

Each of the Borrowers hereby irrevocably and unconditionally authorises the Bank to make from the relevant Earnings Account any and all above payments and repayments as and when the same fall due or at any time thereafter.

(d)

The Borrowers, at their own costs and expenses, undertake with the Bank to comply with or cause to be complied with any written requirement of the Bank from time to time as to the location or re-location of the Earnings Accounts and will from time to time enter into such documentation as the Bank may require in order to create or maintain a security interest in the Earnings Accounts.

(e)

Upon the occurrence of an Event of Default which is continuing or at any time thereafter the Bank shall be entitled to set off and apply all sums standing to the credit of the Earnings Accounts (or either of them) and accrued interest (if any) without notice to the Borrowers in the manner specified in Clause 11.3 (and express and irrevocable authority is hereby given by the Borrowers to the Bank so to set off and apply the same and the Bank shall be released to the extent of such set off and application).

(f)

The Borrowers hereby jointly and severally covenant with the Bank that neither of the Earnings Accounts shall be charged, assigned, transferred or pledged (other than in favour of the Bank) nor shall there be granted by the Borrowers or suffered to arise any third party rights over or against the whole or any part of the Earnings Accounts (or either of them).

(g)

The Earnings Accounts shall be operated in accordance with Bank’s usual terms and conditions (full knowledge of which each of the Borrowers hereby acknowledges) and subject to the Bank’s usual charges levied on such accounts and/or transactions conducted on such accounts (as from time to time notified by the Bank to the Borrowers).

(h)

Upon payment in full of all principal, interest and all other amounts due to the Bank under the terms of this Agreement and the other Security Documents any balance then standing to the credit of the Earnings Accounts (or either of them) shall be released to the relevant Borrower or whomsoever else may be entitled to receive such balance.

12.	UNLAWFULNESS, INCREASED COSTS

12.1	Unlawfulness

If any change in, or introduction of, any law, regulation or regulatory requirement or any request of any central bank, monetary, regulatory or other authority or any order of any court renders it unlawful or contrary to any such regulation, requirement, request or order for the Bank to advance the Commitment or any Advance as the case may be, or to maintain or fund the Loan, notice shall be given promptly by the Bank to the Borrowers, whereupon the Commitment shall be reduced to zero and the Borrowers shall prepay the Loan in accordance with such notice, together with accrued interest thereon to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Agreement.

12.2	Change of circumstances

If any change in or in the interpretation of any applicable law or regulation, by any government or governmental authority or agency, makes it unlawful for the Bank to maintain or give effect to its obligations or to claim or receive any amount payable to the Bank under this Agreement, then the Bank may serve written notice on the Borrowers declaring its obligations under this Agreement terminated in whole or in part, whereupon the same shall terminate forthwith and the Borrowers will immediately repay the Loan and accrued interest to the date of prepayment together with all other Outstanding Indebtedness to the Bank pursuant to the terms of the notice.

12.3	Increased Cost

If, as a result of (a) any change in or in the interpretation of any law, regulation or official directive (whether or not having the force of law but, if not having the force of law, with which the Bank habitually complies), by any governmental authority in any country the laws or regulations of which are applicable on the Bank, or (b) compliance by the Bank with any request from any applicable fiscal or monetary authority (whether or not having the force of law but, if not having the force of law, with which the Bank habitually complies) or (c) any other set of circumstances affecting the Bank including (without limitation) those relating to Taxation, stock or capital adequacy, any type of liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements (except to the extent included in the Mandatory Cost) which affects the manner in which the Bank allocates capital resources to its obligations hereunder (including (without limitation) those resulting from the implementation of or compliance with any amendment of the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basle Committee on Banking Supervision (July 1988, as amended) or any amendatory or substitute agreement thereof including, without limitation, the proposed new Basle Capital Accord (Basle II) or any law or regulation which implements Basle II):

	(a)	the cost to the Bank of making the Commitment or any part thereof or maintaining or funding the Loan is increased or an additional cost on the Bank is imposed; and/or

(b)

subject the Bank to Taxes or the basis of Taxation (other than Taxes or Taxation on the overall net income of the Bank) in respect of any payments to the Bank under this Agreement or any of the other Security Documents is changed; and/or

	(c)	the amount payable or the effective return to the Bank under any of the Security Documents is reduced; and/or

(d)

the Bank’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Document is reduced; and/or

	(e)	require the Bank to make a payment or forgo a return on or calculated by references to any amount received or receivable by it under any of the Security Documents is required; and/or

(f)

require the Bank to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or the Loan from its capital for regulatory purposes, then and in each case the Borrowers shall pay to the Bank, from time to time, upon demand, such additional moneys as shall indemnify the Bank for any increased or additional cost, reduction, payment, foregone return or loss whatsoever.

12.4	Claim for increased cost

The Bank will promptly notify the Borrowers of any intention to claim indemnification pursuant to Clause 12.3 and such notification will be a conclusive and full evidence binding on the Borrowers as to the amount of any increased cost or reduction and the method of calculating the same and the Borrowers shall be allowed to rebut such evidence by any means of evidence save for witness. A claim under Clause 12.3 may be made at any time and must be discharged by the Borrowers within seven (7) days of demand. It shall not be a defence to a claim by the Bank under this Clause 12.4 that any increased cost or reduction could have been avoided by the Bank. Any amount due from the Borrowers under Clause 12.3 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement.

12.5	Option to prepay

If any additional amounts are required to be paid by the Borrowers to the Bank by virtue of Clause 12.3, the Borrowers shall be entitled, on giving the Bank not less than fourteen (14) days prior notice in writing, to prepay the Loan and accrued interest thereon, together with all other Outstanding Indebtedness, on the next Repayment Date. Any such notice, once given, shall be irrevocable.

13.	ASSIGNMENT, PARTICIPATION, LENDING OFFICE

13.1	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrowers and their respective successors and assigns.

13.2	No Assignment by the Borrowers

The Borrowers and any other parties to the Security Documents (other than the Bank) may not assign any rights and/or obligations under this Agreement or any of the other Security Documents or any documents executed pursuant to this Agreement and/or the other Security Documents.

13.3	Assignment by the Bank

The Bank may (after prior consultation with the Borrowers) at any time, assign, transfer, or offer participation to other banks or financial institutions with shipping experience, in whole or in part, or in any manner dispose of all or any of its rights and/or obligations arising or accruing under this Agreement or any of the other Security Documents or any documents executed pursuant to this Agreement and/or the other Security Documents. The Bank may disclose to a potential assignee, transferee or participant or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers and the Security Parties as the Bank shall consider appropriate.

13.4	Documentation

If the Bank assigns, transfers or in any other manner grants participation in respect of all or any part of its rights or benefits or transfers all or any of its obligations as provided in this Clause 13.4 each of the Borrowers undertakes, immediately on being requested to do so by the Bank, to enter into and procure that each Security Party enters into such documents as may be necessary or desirable to transfer to the assignee, transferee or participant all or the relevant part of the interest of the Bank in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or assignee, transferee or participant of the Bank to the extent of their respective interests and, in the case of a transfer of all or part of the obligations of the Bank, the Borrowers shall thereafter look only to the assignee, transferee or participant in respect of that proportion of the obligations of the Bank under this Agreement assumed by such assignee, transferee or participant. The Borrowers hereby expressly consent to any subsequent transfer of the rights and obligations of the Bank and undertake that they shall join in and execute such supplemental or substitute agreements as may be necessary to enable the Bank to assign and/or transfer and/or grant participation in respect of its rights and obligations to another branch or to one or more banks or financial institutions in a syndicate or otherwise.

13.5	Disclosure of information

The Bank may disclose to a potential assignee or transferee of or sub-participant in respect of any of its rights and/or obligations under this Agreement and the Security Documents (or any of them) (or any other person with whom the Bank is contemplating entering into contractual relations with respect to this Agreement and the Security Documents (or any of them)) such information concerning the Borrowers and the other Security Parties, the Vessels and/or about this Agreement and/or the Security Documents (or any of them) and the Security Parties (or any of them) and/or their related entities as shall have been made available to the Bank or as the Bank thinks fit and additionally may disclose such information to any affiliate of the Bank or, on being requested to provide the same, to any governmental or regulatory body.

The Bank shall inform the Borrowers of its intention to disclose the information referred to in Clause 13.5 to any other bank or financial institution.

13.6	Change of Lending Office

The Bank shall be at liberty to transfer the Loan to any branch or branches, and upon notification of any such transfer, the word “Bank” in this Agreement and in the other Security Documents shall mean the Bank, acting through such branch or branches and the terms and provisions of this Agreement and of the other Security Documents shall be construed accordingly.

14.	MISCELLANEOUS

14.1	Cumulative Remedies

The rights and remedies of the Bank contained in this Agreement and the other Security Documents are cumulative and neither exclusive of each other nor of any other rights or remedies conferred by law.

14.2	Waivers

No delay or omission by the Bank to exercise any right, remedy or power vested in the Bank under this Agreement and/or the other Security Documents or by law shall impair such right or power, or be construed as a waiver of, or as an acquiescence in any default by the Borrowers and/or any other Security Party, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. In the event of the Bank on any occasion agreeing to waive any such right, remedy or power, or consenting to any departure from the strict application of the provisions of this Agreement or of any other Security Document, such waiver shall not in any way prejudice or affect the powers conferred upon the Bank under this Agreement and the other Security Documents or the right of the Bank thereafter to act strictly in accordance with the terms of this Agreement and the other Security Documents. No modification or waiver by the Bank of any provision of this Agreement or of any of the other Security Documents nor any consent by the Bank to any departure therefrom by any Security Party shall be effective unless the same shall be in writing and then shall only be effective in the specific case and for the specific purpose for which given. No notice to or demand on any such party in any such case shall entitle such party to any other or further notice or demand in similar or other circumstances.

14.3	Integration of Terms

This Agreement contains the entire agreement of the parties and its provisions supersede the provisions of the Commitment Letter and any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by this Agreement.

14.4	Amendments

This Agreement and any other Security Documents shall not be amended or varied in their respective terms by any oral agreement or representation or in any other manner other than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the parties hereto or thereto.

14.5	Invalidity of Terms

In the event of any provision contained in one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto being invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction whatsoever, such provision shall be ineffective as to that jurisdiction only without affecting the remaining provisions hereof or thereof. If, however, this event becomes known to the Bank prior to the drawdown of the Commitment or of any part thereof the Bank shall be entitled to refuse drawdown until this discrepancy is remedied. In case that the invalidity of a part results in the invalidity of the whole Agreement, it is hereby agreed that there will exist a separate obligation of the Borrowers for the prompt payment to the Bank of all the Outstanding Indebtedness. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by the law to the intent that this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto shall be deemed to be valid binding and enforceable in accordance with their respective terms.

14.6	Inconsistency of Terms

In the event of any inconsistency between the provisions of this Agreement and the provisions of any other Security Document the provisions of this Agreement shall prevail.

14.7	Language and genuineness of documents

	(a)	Language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement or any of the other Security Documents shall be in the Greek or the English language (or such other language as the Bank shall agree) or shall be accompanied by a certified Greek translation upon which the Bank shall be entitled to rely.

	(b)	Certification of documents

Any copies of documents delivered to the Bank shall be duly certified as true, complete and accurate copies by appropriate authorities or legal counsel practising in Greece or otherwise as will be acceptable to the Bank at the sole discretion of the Bank.

	(c)	Certification of signature

Signatures on Board or shareholder resolutions, Secretary’s certificates and any other documents are, at the discretion of the Bank, to be verified for their genuineness by appropriate Consul or other competent authority.

	(d)	Further assurances

Each of the Borrowers undertakes that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

	(e)	Conflicts

In the event of any conflict between this Agreement and any of the other Security Documents the provisions of this Agreement shall prevail.

15.	NOTICES AND OTHER MATTERS

15.1	Notices

Every notice, request, demand or other communication under the Agreement or, unless otherwise provided therein, any of the other Security Documents shall:

(a) be in writing delivered personally or by first-class prepaid letter (airmail if available), or cable or shall be served through a process server or subject to Clause 10.8 by fax;

(b)

be deemed to have been received, subject as otherwise provided in this Agreement or the relevant Security Document, in the case of fax, at the time of dispatch as per transmission report (provided, in either case, that if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), in the case of a cable 24 hours after despatch and in the case of a letter when delivered or served personally or five (5) days after it has been put into the post; and

(c) be sent:

(i)	if to be sent to any Security Party, to:
c/o COSTOMARE SHIPPING COMPANY S.A.,
60 Zephyrou Street, Pal. Faliro,
Athens, Greece,
Fax No. (+30210) 9406454
Attention: The Chief Financial Officer

(ii)	if to be sent to the Bank, to
EMPORIKI BANK OF GREECE S.A.
114 Kolokotroni Street
GR 185.35 Piraeus, Greece
Fax No.: +30 210 4226779
Attention: The Manager

or to such other person, address or fax number as is notified by the relevant Security Party or the Bank (as the case may be) to the other parties to this Agreement and, in the case of any such change of address or fax number notified to the Bank, the same shall not become effective until notice of such change is actually received by the Bank and a copy of the notice of such change is signed by the Bank.

15.2	Confidentiality

(a)

Each of the parties hereto agree and undertake to keep confidential any documentation and any confidential information concerning the business, affairs, directors or employees of the other which comes into its possession in connection with this Agreement and not to use any such documentation, information for any purpose other than for which it was provided.

(b)

Each of the Borrowers acknowledge and accept that the Bank may be required by law or that it may be appropriate for the Bank to disclose information and deliver documentation relating to the Borrowers and the transactions and matters in relation to this Agreement and/or the other Security Documents to governmental or regulatory agencies and authorities.

(c)

Each of the Borrowers acknowledge and accept that in case of occurrence of any of the Events of Default the Bank may disclose information and deliver documentation relating to the Borrowers and the transactions and matters in relation to this Agreement and/or the other Security Documents to third parties to the extent that this is necessary for the enforcement or the contemplation of enforcement of the Bank’s rights or for any other purpose for which in the opinion of the Bank, such disclosure would be useful or appropriate for the interests of the Bank or otherwise and each of the Borrowers expressly authorise any such disclosure and delivery.

(d)

Each of the Borrowers acknowledges and accepts that the Bank may be prohibited or it may be inappropriate for the Bank to disclose information to any of the Borrowers by reason of law or duties of confidentiality owed or to be owed to other persons.

16.	APPLICABLE LAW AND JURISDICTION

16.1	Law

This Agreement shall be governed by and construed in accordance with Greek Law and in particular with the provisions of (i) Act of the Monetary Committee under Serial No. 187/1978 (as amended), (ii) the provisions of L.D. dated 17.7/13.8.1923 on “Special Provisions on Societes Anonymes” and (iii) the special terms set out in the resolutions of the Bank of Greece or any other competent Authority. Moreover, the Borrower hereby acknowledges and declares that it is fully familiar with the General Transaction Terms of the Bank and it is hereby agreed that the said General Transaction Terms shall be deemed an integral part of this Agreement.

16.2	Submission to Jurisdiction

For the exclusive benefit of the Bank, the Borrower hereby (i) irrevocably submits to the non exclusive jurisdiction of the Courts of Piraeus in Greece and (ii) agrees that any summons, writ, judicial or extra judicial notice, protest, payment order, order for payment, order for enforcement, announcement of claim or other legal process issued against it in Greece shall be served upon the Process Agent, who is hereby authorised to accept such service, which shall be deemed to be good service on the Borrower.

16.3	Proceedings in any other country

(a)

The submission to the jurisdiction of the Courts of Piraeus shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in the courts of any other jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(b)

If it is decided by the Bank that any such proceedings should be commenced in any other country, then any objections as to the jurisdiction or any claim as to the inconvenience of the forum is hereby waived by each of the Borrowers and it is agreed and undertaken by each of the Borrowers to instruct lawyers in that country to accept service of legal process and not to contest the validity of such proceedings as far as the jurisdiction of the court or courts involved is concerned and each of the

Borrowers agrees that any judgement or order obtained in a Greek court shall be conclusive and binding on the Borrowers (and each of them) and shall be enforceable without review in the courts of any other jurisdiction.

16.4	Exclusive jurisdiction

The parties further agree that subject to sub-Clause 16.3 the Courts of Piraeus shall have exclusive jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement and the Borrower hereby waives any objections to proceedings with respect to this Agreement in such courts on the grounds of venue or inconvenient forum.

16.5	Process Agent (Antiklitos)

Mr. Konstantinos Zacharatos, an Attorney-at-law, presently c/o Costamare Shipping Company S.A., 60 Zephyrou Street, 175.64 Athens, Greece, is hereby appointed by the Borrowers as agent to accept service (hereinafter called the “Process Agent”) upon whom any judicial or extrajudicial process may be served (including but without limitation any documents initiating legal proceedings) and any notice, request, demand payment order, announcement of claim, any enforcement process or other communication under this Agreement or any of the Security Documents. In the event that the Process Agent (or any substitute process agent notified to the Bank in accordance with the foregoing) cannot be found at the address specified above (or, as the case may be, notified to the Bank), which will be conclusively proved by the affidavit of a process server to that effect, the authority of the Process Agent as agent to accept service shall be deemed to have ceased and service of documents may be effected in accordance with the procedure provided by the relevant provisions on service of process provided by the Hellenic Procedural Code.

16.6	Meaning of “proceedings”

In this Clause 16 “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first above written.

/s/

EXECUTION PAGE

THE BORROWERS
SIGNED by		)
Mr. Konstantinos V. Konstantakopoulos		)
for and on behalf of		)
CHRISTOS MARITIME CORPORATION,		)	/s/ Konstantinos V. Konstantakopoulos
of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Konstantinos Zacharatos	)
Name:	Konstantinos Zacharatos	)
Address:	60 Zephyrou Street, Pal. Faliro,	)
	175.64 Athens, Greece,	)
Occupation: Attorney-at-law		)

SIGNED by		)
Mr. Konstantinos V. Konstantakopoulos		)
for and on behalf of		)
COSTIS MARITIME CORPORATION,		)	/s/ Konstantinos V. Konstantakopoulos
of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Konstantinos Zacharatos	)
Name:	Konstantinos Zacharatos	)
Address:	60 Zephyrou Street, Pal. Faliro,	)
	175.64 Athens, Greece,	)
Occupation: Attorney-at-law		)

THE BANK

SIGNED by		)	/s/ Christina Margelou
Mrs. Christina Margelou		)	Attorney-in-fact
and Mrs. Cryssoula Voulgari		)
for and on behalf of		)
EMPORIKI BANK OF GREECE S.A.		)	/s/ Cryssoula Voulgari
in the presence of:			Attorney-in-fact

Witness:	/s/ Konstantinos Zacharatos	)
Name:	Konstantinos Zacharatos	)
Address:	60 Zephyrou Street, Pal. Faliro,	)
	175.64 Athens, Greece,	)
Occupation: Attorney-at-law		)

SCHEDULE 1

FORM OF DRAWDOWN NOTICE
(referred to in Clause 2.2)

To:	EMPORIKI BANK OF GREECE S.A.
114 Kolokotroni Street
	Piraeus, Greece	[ ] May, 2008

Re:

US$150,000,000 Loan Agreement (the “Loan Agreement”) dated 12th May, 2008 made between (1) the Bank, as lender and (2) CHRISTOS MARITIME CORPORATION and COSTIS MARITIME CORPORATION, as joint and several borrowers (the “Borrowers”).

We refer to the Loan Agreement and hereby give you notice that we wish to draw the full amount of the [Commitment/Tranche [A] [B] in the amount of $75,000,000 (Seventy five million Dollars) on [ ] May, 2008. We select a first Interest Period in respect of the Loan of [ ] months/ terminating on [ ], 200.... The funds should be credited to ([ ] [name and number of account] [ ]) with [ ], New York, USA.

We confirm that:

(i)	no event or circumstance has occurred and is continuing which constitutes an Event of Default;

(ii)

the representations and warranties contained in Clause 6 of the Loan Agreement and the representations and warranties contained in each of the other Security Documents are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(iii)

the borrowing to be effected by the drawing of the said Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(iv)	there has been no change in the ownership, management, operations or financial condition of any of the Security Parties from that previously disclosed to the Bank in writing other than [ ]

Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

SIGNED by	)
Mr.	)
for and on behalf of	)
CHRISTOS MARITIME CORPORATION	)
of Liberia, in the presence of:	)

Witness:
Name:
Address:
Occupation:

SIGNED by	)
Mr.	)
for and on behalf of	)
COSTIS MARITIME CORPORATION,	)
of Liberia, in the presence of:	)

Witness:
Name:
Address:
Occupation: